                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant                                [ X ]
Filed by a Party other than the Registrant             [   ]

Check the appropriate box:

[ X ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                METRIS COMPANIES INC.
                   (Name of Registrant as Specified in Its Charter)

                                         N/A
                                ---------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[   ]     Fee paid previously by written preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

          1)   Amount Previously Paid: _________________________________

          2)   Form Schedule or Registration Statement No.: ____________

          3)   Filing Party: ___________________________________________

          4)   Date Filed:  ____________________________________________

                                    [METRIS LOGO]


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Metris Companies Inc. (the "Company"), which will be held on Friday, March 12, 1999, at 10:00 a.m., central standard time, at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343.

     At the Special Meeting, you will be asked to consider and vote upon a proposal of the Company's Board of Directors (Proposal 1) to approve the terms of and to issue the Company's Series C Perpetual Convertible Preferred Stock (the "Series C Preferred Stock") in exchange (the "Preferred Stock Exchange") for (a) the Company's outstanding 12 1/2% Series B Perpetual Preferred Stock in the stated amount of $200,000,000, (b) $100,000,000 aggregate principal amount of the Company's outstanding 12% Senior Notes due 2006 and (c) outstanding ten-year warrants to purchase 3,750,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), (representing approximately 19.5% of the outstanding shares) at $30 per share, that have been issued to certain affiliates of the Thomas H. Lee Company. Assuming the Preferred Stock Exchange takes place on the date of the Special Meeting, the number of shares of Series C Preferred Stock to be issued will be 824,375. Each share of Series C Preferred Stock has a pay-in-kind, cumulative dividend rate of 9%, compounded quarterly, and, if issued, will be convertible into shares of Common Stock at a conversion price of $37.25 per share, subject to adjustment.

     You will also be asked to consider and vote upon a proposal of the Company's Board of Directors (Proposal 2) to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to authorize the issuance of up to 10,000,000 shares of non-voting common stock and to increase the authorized number of shares of preferred stock to be issued by the Company from 10,000,000 to 25,000,000 shares.

     Finally, you will be asked to consider and vote upon a proposal of the Company's Board of Directors (Proposal 3) to amend the Certificate to delete certain provisions which restrict the scope of the Company's business activities and which are no longer considered appropriate following the Company's spin-off from Fingerhut Companies, Inc. Proposals 2 and 3 are referred to as the "Amendments."

     THE COMPANY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE PREFERRED STOCK EXCHANGE AND THE AMENDMENTS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE PREFERRED STOCK EXCHANGE AND THE AMENDMENTS AND RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

     You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement for details of the Preferred Stock Exchange, the Amendments and additional related information.

     Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy, or, if no instructions are given, your executed proxy will be voted for Proposals 1, 2 and 3 in accordance with the recommendations of the Board of Directors. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                              Sincerely,


                              Ronald N. Zebeck
                              President and Chief Executive Officer

St. Louis Park, Minnesota
January _____, 1999

                                METRIS COMPANIES INC.
                                600 South Highway 169
                                      Suite 1800
                           St. Louis Park, Minnesota 55426

                          BY ORDER OF THE BOARD OF DIRECTORS

                                 --------------------

                            NOTICE OF SPECIAL MEETING OF
                              STOCKHOLDERS TO BE HELD ON
                                    MARCH 12, 1999

                                 --------------------


To the Stockholders of
Metris Companies Inc.

     A Special Meeting of Stockholders (the "Special Meeting") of Metris Companies Inc. (the "Company") will be held on Friday, March 12, 1999, at 10:00 a.m., central standard time, at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343 for the following purposes:

     (1) To consider and vote upon a proposal (Proposal 1) to approve the terms of and to issue the Company's Series C Perpetual Convertible Preferred Stock (the "Series C Preferred Stock") in exchange (the "Preferred Stock Exchange") for (a) the Company's outstanding 12 1/2% Series B Perpetual Preferred Stock in the stated amount of $200,000,000, (b) $100,000,000 aggregate principal amount of the Company's outstanding 12% Senior Notes due 2006 and (c) outstanding ten-year warrants to purchase 3,750,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), (representing approximately 19.5% of the outstanding shares) at $30 per share, that have been issued to certain affiliates of the Thomas H. Lee Company. Assuming the Preferred Stock Exchange takes place on the date of the Special Meeting, the number of shares of Series C Preferred Stock to be issued will be 824,375. Each share of Series C Preferred Stock has a pay-in-kind, cumulative dividend rate of 9%, compounded quarterly, and, if issued, will be convertible into shares of Common Stock at a conversion price of $37.25 per share, subject to adjustment;

     (2) To consider and vote upon a proposal (Proposal 2) to amend Article IV of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to authorize the issuance of up to 10,000,000 shares of non-voting common stock and to increase the authorized number of shares of preferred stock to be issued by the Company from 10,000,000 to 25,000,000 shares;

     (3) To consider and vote upon a proposal (Proposal 3) to amend Article III and delete Article XIII of the Certificate to remove certain restrictions on the Company's business activities which are no longer considered appropriate following the Company's spin-off from Fingerhut Companies, Inc.; and

     (4) In the discretion of the persons named in the proxy, to transact any other business that may properly come before the Special Meeting or any adjournment thereof.

     The accompanying Proxy Statement more fully describes the Preferred Stock Exchange and other matters referred to above.

     Approval of Proposal 1 requires the affirmative vote of a majority of all shares represented and voted at the Special Meeting, whether in person or by proxy. Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     The Board of Directors has fixed the close of business on January 19, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.

                              By Order of the Board of Directors,


                              Z. Jill Barclift
                              Executive Vice President, General Counsel and
                                   Secretary

St. Louis Park, Minnesota
January _____, 1999





WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY OR, IF NO INSTRUCTIONS ARE GIVEN, YOUR EXECUTED PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THIS PROXY STATEMENT. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                Metris Companies Inc.
                                600 South Highway 169
                                      Suite 1800
                           St. Louis Park, Minnesota 55426
                                    (612) 525-5020

                                    -------------

                                   PROXY STATEMENT

                                    -------------


     The accompanying proxy is solicited by the Board of Directors (The "Board of Directors" or "Board") of Metris Companies Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Friday, March 12, 1999, at 10:00 a.m., central standard time, at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343, and any adjournments thereof.

     At the Special Meeting, stockholders of the Company at the close of business on January 19, 1999 will consider and vote upon a proposal of the Company's Board of Directors (Proposal 1) to approve the terms of and to issue the Company's Series C Perpetual Convertible Preferred Stock (the "Series C Preferred Stock") in exchange (the "Preferred Stock Exchange") for
(a) the Company's currently outstanding 12 1/2% Series B Perpetual Preferred Stock (the "Series B Preferred Stock") in the stated amount of $200,000,000,
(b) $100,000,000 aggregate principal amount of the Company's currently outstanding 12% Senior Notes due 2006 (the "Senior Notes") and (c) the Company's currently outstanding ten-year warrants (the "Warrants") to purchase 3,750,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), (representing approximately 19.5% of the outstanding shares) at $30 per share, that have been issued to certain affiliates of the Thomas
H. Lee Company (the "Lee Investors"). Assuming the Preferred Stock Exchange takes place on the date of the Special Meeting, the number of shares of Series C Preferred Stock to be issued will be 824,375. Each share of Series
C Preferred Stock has a pay-in-kind, cumulative dividend rate of 9%, compounded quarterly, and, if issued, will be convertible into shares of Common Stock at a conversion price of $37.25 per share, subject to adjustment.

     One of the primary reasons for the spin-off of the Company from Fingerhut Companies Inc. ("Fingerhut") was to allow the Company to independently raise equity. The Company had contemplated raising equity capital in the second half of 1998, following the spin-off, in order to support its growth plan, provide capital for portfolio acquisitions, ensure compliance with bank credit facility covenants and continue to strengthen its capital base. On November 13, 1998, recognizing difficult market conditions which restricted the Company's ability to access the capital markets in a timely fashion, the Company entered into a securities purchase agreement (the "Securities Purchase Agreement") providing for the issuance and private placement of the Series B Preferred Stock, the Senior Notes and the Warrants to the Lee Investors. The Company used the net proceeds of the private placement, which closed on December 9, 1998, to provide funding in part for the concurrent purchase of a portfolio of approximately $821 million of credit card receivables from PNC National Bank (the "PNC Portfolio") and to pay down short-term debt of the Company.

     The Lee Investors initially intended to purchase and the Company intended to issue the Series C Preferred Stock. However, the issuance of the Series C Preferred Stock, which initially represents __% of the voting power of the Company, requires both regulatory and stockholder approval. The Company's wholly-owned subsidiary, Direct Merchants Credit Card Bank, N.A., is regulated by the Office of the Comptroller of the Currency (the "Comptroller") which must receive notice of and not disapprove any transfer of voting securities potentially resulting in a change of control of the Company ("OCC Approval"). Similarly, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 requires the approval of the contemplated issuance of the Series C Preferred Stock ("HSR Approval"). In addition, the rules of the National Association of Securities Dealers, Inc. (the "NASD") require stockholder approval of certain issuances of voting stock by companies whose securities are quoted on the Nasdaq National Market. The NASD rules require that stockholder approval be obtained prior to the issuance of the Series C Preferred Stock. Due to the non-voting nature of the securities issued to the Lee Investors on December 9, 1998, OCC Approval, HSR Approval and stockholder approval were not required at that time.

     The Securities Purchase Agreement contemplates that, upon obtaining all necessary approvals (including approval of Proposal 1), the Company will automatically exchange the outstanding Series B Preferred Stock, Senior Notes and Warrants for the Series C Preferred Stock. In the event that the Company does not obtain the necessary approvals on or prior to March 31, 1999 (or such later date prior to June 30, 1999 as the parties agree), the annual pay-in-kind dividend rate on the Series B Preferred Stock increases from 12 1/2% to 15%, compounded quarterly, and the annual interest rate on the Senior Notes increases from 12% to 15%, payable semi-annually. In the event that the Company does not obtain stockholder approval for Proposal 1, but does obtain the regulatory approvals, the Warrants become exercisable at $30 per share. As of January __, 1999, the closing price for the Common Stock was $__ per share. The risks and disadvantages of the failure to approve Proposal 1, including the adverse economic consequences to the Company and its stockholders, are more fully described on page 33 of this Proxy Statement.

     At the Special Meeting, stockholders will also be asked to vote upon a proposal of the Company's Board of Directors (Proposal 2) to amend Article IV of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to authorize the issuance of up to 10,000,000 shares of non-voting common stock, $.01 par value (the "Non-Voting Common Stock"), and to increase the authorized number of shares of preferred stock, $.01 par value (the "Preferred Stock"), to be issued by the Company from 10,000,000 to 25,000,000 shares. The Board of Directors has already authorized the issuance of approximately 4,500,000 shares of Series B, C and D Preferred Stock, in aggregate. Under certain circumstances, a portion of the Series C Preferred Stock, instead of being convertible into shares of Common Stock, may be convertible into Non-Voting Common Stock or Series D Junior Participating Convertible Preferred Stock (the "Series D Preferred Stock"). The Company currently has no authorized Non-Voting Common Stock. To assure the availability of Non-Voting Common Stock and to improve the Company's flexibility to issue additional Preferred Stock in the future, the Board of Directors has proposed this amendment to Article IV of the Certificate.

     Finally, at the Special Meeting, stockholders will be asked to vote upon a proposal of the Company's Board of Directors (Proposal 3) to amend Article III and delete Article XIII of the Certificate to remove certain restrictions on the Company's business activities which are no longer considered appropriate following the Company's spin-off from Fingerhut. The Board of Directors proposes that Article III be amended to state that the Company may engage in any business or activity and may exercise any powers permitted to corporations under the General Corporation Law of the State of Delaware. This amendment would remove various limitations on the scope of the Company's business activities which applied at the time Fingerhut was the controlling stockholder of the Company. Similarly, the Board of Directors proposes that Article XIII, which regulates corporate opportunities involving Fingerhut and the Company, be deleted in its entirety. The Board believes that the present restrictions in the Certificate unduly limit the Company's ability to engage in a broad range of business activities and are no longer necessary or appropriate given that Fingerhut has ceased to be the controlling stockholder of the Company.
Proposals 2 and 3 are referred to as the "Amendments."

                                  TABLE OF CONTENTS

                                                                               PAGE
THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

PROPOSAL 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     What is the Company Asking You to Approve?. . . . . . . . . . . . . . . .   9
     What is the Background and Reason for the Preferred Stock Exchange? . . .   9
     What are the Terms of the Series C Preferred Stock? . . . . . . . . . . .  11
     What Other Rights or Limitations Do the Purchasers of the Series C
          Preferred Stock Have?. . . . . . . . . . . . . . . . . . . . . . . .  19
     Who are the Lee Investors?. . . . . . . . . . . . . . . . . . . . . . . .  20
     What are the Principal Terms of the Existing Securities Sold to the Lee
          Investors? . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     What are the Principal Differences Between the Existing Securities and
          the Series C Preferred Stock?. . . . . . . . . . . . . . . . . . . .  25
     Do the Existing Securities and the Series C Preferred Stock Impact
          the Company's Earnings Per Share and Other Financial Data
          Differently? . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Are There Any Risks or Disadvantages to the Company If the Stockholders
          Do Not Approve Proposal 1 Providing for the Preferred Stock
          Exchange?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     How Will the Issuance of the Series C Preferred Stock Impact the
          Company's Capitalization?. . . . . . . . . . . . . . . . . . . . . .  34
     Are There Any Tax Implications to the Company of the Preferred Stock
          Exchange?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Are There Any Anti-Takeover Implications of the Preferred Stock
          Exchange?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Why is Stockholder Approval Sought for Proposal 1?. . . . . . . . . . . .  36
     What Does the Board of Directors Recommend With Respect to Proposal 1?. .  36

PROPOSAL 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     What is the Company Asking You to Approve?. . . . . . . . . . . . . . . .  37
     What is the Company's Current Capital Structure?. . . . . . . . . . . . .  37
     What are the Terms of the Non-Voting Common Stock?. . . . . . . . . . . .  37
     What are the Terms of the Preferred Stock?. . . . . . . . . . . . . . . .  40
     What is the Impact of the Approval or Disapproval of Proposal 2?. . . . .  40
     Why is the Company Requesting the Creation of the Non-Voting
          Common Stock?. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Why is the Company Requesting an Increase in the Number of
          Authorized Shares of Preferred Stock?. . . . . . . . . . . . . . . .  41
     What is the Text of the Proposed Amendments?. . . . . . . . . . . . . . .  41
     What are the Possible Effects of the Adoption of Proposal 2?. . . . . . .  44
     What Does the Board of Directors Recommend With Respect to
          Proposal 2?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

PROPOSAL 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     What is the Company Asking You to Approve?. . . . . . . . . . . . . . . .  45
     Why is the Company Requesting the Deletion of Those Provisions of the
          Certificate? . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     What is the Text of the Proposed Amendment? . . . . . . . . . . . . . . .  45
     What Does the Board of Directors Recommend With Respect to
          Proposal 3?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46



                                          4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . .  47

NOTE REGARDING FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . .  49

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . . . .  50


                                THE SPECIAL MEETING

DATE, TIME AND PLACE

     The Special Meeting will be held on Friday, March 12, 1999, at 10:00 a.m., central standard time, at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343.

PURPOSE

     At the Special Meeting, you will be asked to consider and vote upon the Preferred Stock Exchange and the Amendments. The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Special Meeting, the persons appointed as proxies will have discretion to vote on those matters according to their judgment.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors has fixed the close of business on January 19, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting. As of the record date, the Company had outstanding __________ shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters coming before the Special Meeting.

QUORUM

     The holders of one-third of the outstanding shares entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. In the absence of a quorum, the holders of a majority of the shares represented at the Special Meeting have the power to adjourn the Special Meeting without further notice, other than by announcement at the Special Meeting at the time of its adjournment. At any adjourned meeting at which a quorum exists, the stockholders entitled to vote may transact any business that might have been transacted at the original meeting. If and when a quorum exists at the Special Meeting or any adjourned meeting, the stockholders present or represented at the meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of stockholders counted in determining the existence of a quorum. Please be aware that, notwithstanding the existence of a quorum, a majority of the outstanding shares of Common Stock is necessary to approve Proposals 2 and 3 (see "Required Vote" below).

VOTING METHODS AND PROXIES

     Unless you hold your shares in the Metris Retirement 401(k) Plan, you can vote on the matters to come before the Special Meeting in one of two ways:

     -    You can come to the Special Meeting and cast your vote there; or
     -    You can vote by signing and returning the enclosed proxy card.

     The Board of Directors has selected Ronald N. Zebeck and Z. Jill Barclift, the persons named on the proxy card accompanying this Proxy Statement, to serve as proxies for the Special Meeting. Each of Ronald N. Zebeck and Z. Jill Barclift is an officer of the Company. All shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated on those proxies or, if no instructions are given, for Proposals 1, 2 and 3 in accordance with the recommendation of the Board of Directors contained in this Proxy Statement. We urge you to mark the box on the proxy to indicate how you want your shares of Common Stock to be voted. If matters other than those described in this Proxy Statement are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their own judgment with respect to those matters, unless you withhold authority to do so in the proxy.

     Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) notifying the Secretary of the Company in writing at 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426;
(ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not, by itself, constitute revocation of a proxy.

     IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTORS WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY FROM SUCH BROKER, BANK OR NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE SPECIAL MEETING. Please contact your broker, bank or nominee.

SPECIAL VOTING INSTRUCTIONS FOR STOCKHOLDERS IN THE METRIS 401(k)

     If you participate in the Metris Retirement 401(k) Plan, an employee benefit plan of the Company, please return your proxy in the envelope provided by _________, 1999. Norwest Bank Minnesota, N.A., the tabulator, will calculate the votes returned by all holders in the Metris Retirement 401(k) Plan. First Trust National Association, the Trustee for the plan, will act as your proxy for the shares of Common Stock held in your 401(k) account. If your voting instructions are not received by ________, 1999, those shares will be voted by the Trustee in its absolute discretion. Holders of shares in the Metris Retirement 401(k) Plan will not be permitted to vote such shares at the Special Meeting.

REQUIRED VOTE

     Approval of Proposal 1 requires the affirmative vote of a majority of the shares represented and voted at the Special Meeting, in person or by proxy, with respect to Proposal 1. Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     Votes cast in person or by proxy will be counted by persons appointed by the Company to act as inspectors at the Special Meeting. The inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining a quorum. Abstentions will not be deemed to be cast and therefore will have no effect on the outcome of Proposal 1. However, because Proposals 2 and 3 require a majority of the outstanding shares of Common Stock, abstentions will have the same legal effect as a vote against Proposals 2 and 3.

     Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are deemed to be "broker non-votes." The inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     As of the record date, directors and executive officers of the Company and their affiliates beneficially owned approximately ____% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Each of the directors and executive officers of the Company and their affiliates plans to vote or direct the vote of all shares of Common Stock over which he or she has voting control IN FAVOR of Proposals 1, 2 and 3.

INFORMATION REGARDING TABULATION OF THE VOTE

     The Company has a policy that all proxies, ballots and votes tabulated at a meeting of its stockholders are confidential, and the votes will not be revealed to any Company employee or anyone else, other than the inspectors, except as necessary to meet applicable legal requirements.

PROXY SOLICITOR

     The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The Company estimates that the cost of these services will be approximately $[7,500] plus expenses. In addition to solicitation by mail, proxies may also be solicited by telephone, telegram or otherwise. The Company will bear the entire cost of soliciting proxies from its stockholders and will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of Common Stock.

                                     PROPOSAL 1

            PROPOSAL TO APPROVE THE ISSUANCE OF THE COMPANY'S SERIES C
             PREFERRED STOCK IN EXCHANGE FOR ITS OUTSTANDING SERIES B
                     PREFERRED STOCK, SENIOR NOTES AND WARRANTS


1.   WHAT IS THE COMPANY ASKING YOU TO APPROVE?

     You are being asked to approve the terms and issuance of the Company's Series C Preferred Stock, which will represent more than 20% of the voting power of the outstanding capital stock of the Company, in exchange for the Company's outstanding Series B Preferred Stock, Senior Notes and Warrants.

     If you approve this Proposal 1 and if the Company receives certain required regulatory approvals, the Series C Preferred Stock in the stated amount of $300,000,000 (plus accrued dividends from December 9, 1998) will be issued in exchange for the currently outstanding Series B Preferred Stock in the stated amount of $200,000,000, $100,000,000 aggregate principal amount of Senior Notes and the currently outstanding Warrants to purchase 3,750,000 shares of Common Stock at $30 per share.

2.   WHAT IS THE BACKGROUND AND REASON FOR THE PREFERRED STOCK EXCHANGE?

     On October 23, 1997, Fingerhut filed an application with the Internal Revenue Service for a letter ruling regarding the tax-free nature of the contemplated spin-off of the Company. The decision to spin-off the Company from Fingerhut was motivated primarily by the Company's need for additional equity in order to finance its growth. During the latter part of 1998, the Company had been considering raising additional equity capital to meet its ongoing growth objectives. However, the Company was unable, due to legal and tax restrictions, to sell Common Stock to outside investors so long as Fingerhut remained its controlling shareholder. Fingerhut obtained the letter ruling on August 17, 1998, and the spin-off was completed on September 25, 1998.

     In anticipation of the letter ruling and the subsequent spin-off from Fingerhut, the Company filed a registration statement on Form S-3 with the SEC on August 3, 1998. On September 8, 1998, the Company announced the execution of a definitive agreement to purchase the PNC Portfolio, which increased its need to raise equity capital. The SEC declared the Registration Statement effective on September 28, 1998, 3 days after the spin-off, and the Company intended to commence a roadshow during the week of October 12, 1998 to effect a public offering of Common Stock. At that time, the price of the Company's Common Stock had fallen from its 52-week high in August of $80-1/8 per share to a closing price of $49-7/8 per share.

     In early October, accounting issues concerning certain companies in the fee-based services industry negatively affected the trading price of the stock of those companies, including the Company. These issues, among other things, caused two brokerage firms to lower their recommendations pertaining to the Company's Common Stock. On October 5, 1998, the

Company issued a press release stating that the SEC staff had recently changed its position regarding revenue recognition of fee-based services for which a full refund period exists and that the Company's previous accounting policies followed generally accepted accounting principles. The Company estimated the cumulative impact of the change in recognition of certain fee-based services revenues and expenses to be a $68,000 increase in net income for the third quarter of 1998. The Company also mentioned in its press release that the SEC staff was deliberating a possible change in accounting for direct-response advertising costs which, if the Company were required to adopt the change, would have resulted, as of September 30, 1998, in an estimated, cumulative, one-time, non-cash decrease in net income of $14.1 million, or $0.70 per share. Shortly following the press release, several class action lawsuits were filed against the Company and certain of its officers. On October 14, the Company issued a press release stating that based upon guidance the SEC had provided to another fee-based services company, capitalizing and amortizing qualifying costs related to direct-response advertising continues to be in accordance with generally accepted accounting principles and therefore, the Company would not be taking the contemplated $14.1 million one-time, non-cash charge to earnings.

     As a result of these events, as well as a general market decline in financial services stocks from August to October, 1998, the Common Stock closed on October 7, 1998 at $17 3/4 per share, a decline of 78% from the high of $80-1/8 in August. Given these factors, general market conditions and the volatility of the Common Stock during this period, the Company determined, after consultation with its financial advisor, Donaldson Lufkin & Jenrette Securities Corporation, that it was not practicable or feasible at that time to publicly issue the large amount of Common Stock, at a price and on a timetable acceptable to the Company, required to provide additional equity capital for the Company and to fund a portion of the purchase price of the PNC Portfolio. During October, 1998, the Company began to consider alternative means of raising the needed equity and, in evaluating its options, solicited proposals from a number of private investors. On November 2, 1998, amid discussions with certain private investors concerning a possible equity investment, the Company announced the resignation of its Chief Financial Officer, Robert W. Oberrender, to take another position. On November 13, 1998, the Company entered into the Securities Purchase Agreement with the Lee Investors to sell the securities described below and to provide for the issuance of the Series C Preferred Stock in the Preferred Stock Exchange. The Company and the Lee Investors finalized various material terms of the transaction on December 3, 1998. The Company's Common Stock closed on December 3, 1998 at $31 per share.

     On December 9, 1998, the Company issued and sold to the Lee Investors 536,913 shares of Series B Preferred Stock in the stated amount of $200,000,000, $100,000,000 aggregate principal amount of Senior Notes, and Warrants to purchase 3,750,000 shares of Common Stock at an exercise price of $30 per share (collectively, the "Existing Securities"). The Company used the net proceeds from the sale to provide funding in part for the purchase of a portfolio of approximately $821 million in credit card receivables from PNC National Bank pursuant to a contract it entered into with PNC National Bank in September, 1998 and to pay down short-term debt.

     The Lee Investors desired to purchase the Series C Preferred Stock initially because such stock is convertible into Common Stock and has equity appreciation features and voting rights, but the Series C Preferred Stock could not be issued prior to obtaining OCC Approval, HSR

Approval and stockholder approval as required by rules of the NASD. The Company also desired to sell the Series C Preferred Stock initially to the Lee Investors because the Series C Preferred Stock would increase the Company's equity by $100 million in excess of the Existing Securities, ease compliance with bank credit facility and indenture covenants, facilitate future growth and expansion and have a pay-in-kind dividend rate which is lower than the pay-in-kind dividend rate on the Series B Preferred Stock and the cash dividend rate on the Senior Notes. To enable the Company to satisfy its contractual commitment to purchase the PNC Portfolio on a timely basis and to provide the Company with needed equity to support ongoing growth, the Lee Investors were willing to purchase the Existing Securities. The Company could promptly issue the Existing Securities, due to their non-voting nature, without obtaining the requisite regulatory and stockholder approvals.

3.   WHAT ARE THE TERMS OF THE SERIES C PREFERRED STOCK?

     The following summarizes certain terms of the Series C Preferred Stock. We have attached a copy of the Certificate of Designation establishing the Series C Preferred Stock (the "Series C Certificate of Designation") as APPENDIX A. This discussion is not complete, is qualified in its entirety by, and you should read it in conjunction with, the Series C Certificate of Designation.

     The Series C Certificate of Designation designates 2,000,000 shares of the Company's Preferred Stock as Series C Preferred Stock, par value $.01 per share, and fixes a purchase price of $372.50 per share. The Series C Preferred Stock will rank senior or equal (with respect to dividends and liquidation payments) to any future Preferred Stock of the Company.

DIVIDENDS

     The Company will pay dividends on the Series C Preferred Stock quarterly, on a cumulative basis, in additional shares of Series C Preferred Stock at an annual rate of 9%, compounded quarterly. In addition, holders of the Series C Preferred Stock will be entitled to receive all dividends paid with respect to the Common Stock (other than dividends payable in additional shares of Common Stock) on an as-converted basis. The Company has paid a quarterly dividend of $.01 per share on the Common Stock each of the last seven quarters. After December 9, 2008, the annual dividend rate on the Series C Preferred Stock will increase to 15%, compounded quarterly. However, on or after December 9, 2008, the Company will have the option to call the Series C Preferred Stock at par plus accrued dividends. The dividends on the Series C Preferred Stock are subject to further increase upon certain circumstances after a Change of Control, as discussed below. If the Board of Directors determines in good faith for legal, tax, regulatory or other good reason that it is inappropriate or inadvisable to pay one or more dividends in-kind as described above, the Board may, by a vote of 80% of its members (including a majority of the directors elected by the holders of Series C Preferred Stock or, if there are no such directors, the holders of a majority of the outstanding shares of Series C Preferred Stock), determine to pay such dividend in cash, debt securities or other securities of the Company. In order to make such a substitution, the Board must believe that the dividend would be substantially economically equivalent to the in-kind dividend that otherwise would have been declared.

CONVERSION AT THE OPTION OF THE HOLDER

     For each share of Series C Preferred Stock converted into Common Stock, the holder will receive that number of shares of Common Stock (valued at the conversion price, which is initially $37.25 per share) worth $372.50 plus accrued dividends plus a premium amount (the "Premium Amount") designed to guarantee that the holder receives the benefit of seven years worth of dividends at the 9% annual rate (the "Conversion Value"). However, in the event of an optional conversion by any holder of the Series C Preferred Stock prior to January 1, 2003, the Premium Amount will be reduced. If the optional conversion occurs on or prior to January 1, 2000, the holder will not receive any Premium Amount. If the optional conversion occurs after January 1, 2000, the Premium Amount related to each share converted will be reduced so that the total number of shares of Common Stock to be received by the holders approximately equals the amount indicated in the following table:

     -----------------------------------------------------------------------------
                                                         Holders will receive a
                                                         total number of shares of
                                                         Common Stock (including
     For an optional conversion of all shares            the Premium Amount) of
     between:                                            approximately:
     -----------------------------------------------------------------------------
     January 1, 2000 through December 31, 2000           9.7 million
     -----------------------------------------------------------------------------
     January 1, 2001 through December 31, 2001           11.9 million
     -----------------------------------------------------------------------------
     January 1, 2002 through December 31, 2002           13.0 million
     -----------------------------------------------------------------------------
     January 1, 2003 through December 31, 2003           14.2 million
     -----------------------------------------------------------------------------
     January 1, 2004 through December 31, 2004           15.0 million
     -----------------------------------------------------------------------------

     The conversion price is subject to adjustment upon the occurrence of certain events including:

     - the issuance of Common Stock as a dividend or distribution on the Common Stock;

     - a subdivision, combination, consolidation or reclassification of the Common Stock;

     - the issuance of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the conversion price in effect on the date of distribution (except for issuances authorized by certain employee benefit plans and other options of the Company); and

     - any reductions in the conversion price as the Company deems advisable to prevent any distribution treated for federal income tax purposes as a dividend of stock or stock rights from being taxable to the holders of Common Stock.

     The Series C Preferred Stock is normally convertible into Common Stock. However, in the event that such conversion would result in a stockholder or group (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) obtaining 35% or more of the outstanding voting stock of the Company, the indenture which governs the Company's outstanding 10% Senior Notes due 2004 ("10% Notes") requires the Company to make an offer to purchase those notes. Accordingly, for so long as any of the Company's 10% Notes remain outstanding, in the event that the conversion of the Series C Preferred Stock into Common Stock would cause any stockholder to own 35% or more of the outstanding voting stock of the Company, the excess amount of shares of Series C Preferred Stock will be convertible into non-voting stock. Such non-voting stock will consist of Non-Voting Common Stock, if the stockholders approve Proposal 2, or in the alternative, Series D Preferred Stock. The Non-Voting Common Stock, if issued, will automatically convert into Common Stock at the time such conversion will not trigger the restrictions on beneficial ownership of voting stock set forth in the indenture relating to the 10% Notes. The terms of the Series D Preferred Stock are essentially the same as the terms of the Common Stock, except that the Series D Preferred Stock has a liquidation preference of $.01 per share and is non-voting, except as required by law. In addition, like the Non-Voting Common Stock, the Series D Preferred Stock will automatically convert into Common Stock at the time such conversion will not trigger the restrictions set forth in the indenture described above.

MANDATORY CONVERSION

     At any time after December 9, 2005, the Series C Preferred Stock will automatically convert into Common Stock, Non-Voting Common Stock or Series D Preferred Stock, as described above, when the 20-day average trading price of the Common Stock equals or exceeds $64 per share (as adjusted).

OPTIONAL REDEMPTION

     At any time after December 31, 2001, the Company will have the option to redeem the Series C Preferred Stock at a redemption price of $383.68 (103% of the par value of $372.50) per share plus all accrued dividends to the date of redemption if (i) the 20-day average trading price of the Common Stock equals or exceeds $64 per share (as adjusted) and (ii) the Company becomes "investment grade" as evidenced by the fact that the Company's unsecured debt securities are rated equal to or better than "Baa3" by Moody's Investor Services and "BBB-" by Standard & Poor's Corporation. The holders of the Series C Preferred Stock will have the right, however, to convert their shares into Common Stock rather than having them redeemed by the Company.

     At any time after December 9, 2008, the Company will have the right to redeem all of the outstanding Series C Preferred Stock at a redemption price of $372.50 per share plus all accrued dividends to the date of redemption. If a redemption of less than all of the shares of Series C Preferred Stock would not cause such payment to be treated for tax purposes as a dividend (as opposed to a capital transaction), the Company may make a partial redemption of the Series C Preferred Stock pro-rata to each of the holders. The holders of the Series C Preferred Stock will have the right, however, to convert their shares into Common Stock rather than having them redeemed by the Company.

VOTING RIGHTS

     So long as the initial purchasers of the Series C Preferred Stock and their affiliates own at least 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock will be entitled to elect four of eleven directors of the Board. So long as they own any shares of Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), and the holders of the Series C Preferred Stock are entitled to elect four directors, the Thomas H. Lee Equity Fund IV, L.P. will have the right to appoint one of the four directors. So long as the initial purchasers of the Series C Preferred Stock and their affiliates own at least 10% but less than 25% of the originally issued Series C Preferred Stock (or any shares of Common Stock issued upon conversion thereof), the holders of a majority of the shares of Series C Preferred Stock will be entitled to elect one director. The holders of the Series C Preferred Stock will be entitled to vote on all matters voted on by holders of the capital stock of the Company, voting as a single class, except the election of directors. With respect to a vote on any matter other than the election of directors, each share of Series C Preferred Stock will entitle its holder to cast the same number of votes he or she would have been able to cast if such share of Series C Preferred Stock was converted into Common Stock on the record date.

     For so long as any shares of Series C Preferred Stock remain outstanding, the vote of a majority of the outstanding shares of Series C Preferred Stock (in addition to any other consent or approval required by law) will be required to:

     - authorize or create any class of stock having any preference or priority over the Series C Preferred Stock ("Senior Stock");

     - authorize, create or issue any stock ranking equally with the Series C Preferred Stock with respect to voting, dividends or upon redemption, liquidation, dissolution or winding up of the Company ("Parity Stock);

     - reclassify any shares of capital stock of the Company into Senior Stock or Parity Stock;

     - authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

     - alter or change the rights, preferences or privileges of the Series C Preferred Stock;

     - increase or decrease the authorized number of shares of Series C Preferred Stock or issue shares of Series C Preferred Stock other than to holders of Series C Preferred Stock pursuant to its terms; or

     - waive or amend any provision of the Company's Certificate or Amended and Restated By-laws in a manner adverse in any material respect to the holders of the Series C Preferred Stock.

     Regardless of the above, the Company may distribute rights pursuant to a shareholder rights plan approved by the Board of Directors without the consent of the holders of Series C Preferred Stock.

     In addition, with respect to a vote relating to a Change of Control, liquidation, dissolution or winding up of the Company or certain other matters which could result in the acceleration of dividends on the Series C Preferred Stock, holders of the Series C Preferred Stock will be entitled to the number of votes that could be cast by virtue of the shares he or she currently owns, as well as the shares of Series C Preferred Stock he or she would receive as accelerated dividends (through receipt of the "Dividend Shares" described below) as a result of such event.

CONSOLIDATION OR MERGER

     In the event of any capital reorganization or reclassification (other than a reclassification which causes an adjustment of the conversion price), any consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, prior to the consummation of such transaction, each share of Series C Preferred Stock then outstanding will be convertible into (in lieu of the Common Stock issuable upon such conversion) the kind and amount of shares of stock and other securities and property (including cash) receivable upon consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such transaction.

CHANGE OF CONTROL

     Within five days of the occurrence of a "Change of Control," the Company may, but is not required to, offer to purchase all of the outstanding Series C Preferred Stock for 101% of the Series C Preferential Payment (as defined below). If the Company does not make such an offer:

     - each holder of Series C Preferred Stock will receive additional shares of Series C Preferred Stock so that the total number of shares of Series C Preferred Stock he or she holds equals the Series C Preferential Payment divided by $372.50;

     - the annual dividend rate on the Series C Preferred Stock will increase by 2 1/2% to 11 1/2%;

     - the Company will become subject to a covenant which, subject to certain exceptions, prohibits it from incurring additional indebtedness if the incurrence would cause the ratio of the Company's indebtedness (not including its hedging obligations) to consolidated stockholder's equity to be more than 2 to 1;

     - the Company will be subject to a covenant which restricts the ratio of the Company's indebtedness to its consolidated tangible net worth from exceeding 6 to 1; and

     - the Company will be subject to a covenant which restricts its unsecured indebtedness (except (1) indebtedness outstanding prior to the Change of Control, (2) indebtedness that refinances such indebtedness on substantially the same terms and (3) indebtedness represented by bank deposits at the Company's credit card bank) from exceeding $25 million at any time.

     In the event a Change of Control occurs, if the Company does not make an offer to purchase all of the outstanding Series C Preferred Stock and subsequently violates the covenants imposed under the Series C Certificate of Designation, the dividend rate then in effect on the Series C Preferred Stock will increase by an additional 2% to 13 1/2%, and at any time 91 days or more after maturity or redemption of the Company's outstanding 10% Notes, the holders of the Series C Preferred Stock may put their shares to the Company for 101% of the Series C Preferential Payment.

     "Change of Control" means any of the following:

     - the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries or the Thomas H. Lee Equity Fund IV, L.P. or its affiliates (an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

     - during any period of 12 consecutive months after the original date of issuance of the Series C Preferred Stock, the individuals who at the beginning of such 12-month period constituted the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED that (i) any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of a majority of the outstanding shares of Series C Preferred Stock of their right to elect directors) and (ii) any director whose election, or nomination for election by the Company's stockholders, was approved by majority vote of the Board of Directors of the Company shall, in each case, be considered as though such director were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the continued voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

     - the approval by the stockholders of the Company of a reorganization, merger or consolidation following which all or substantially all of the beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such reorganization, merger or consolidation;

     - the Company ceases to own, directly or indirectly, 100% of the capital stock of Direct Merchants Credit Card Bank, National Association;

     - the sale or other disposition of all or substantially all the assets of the Company in one transaction or series of related transactions;

     - so long as any of the Company's 10% Notes remain outstanding, the occurrence of a change of control as defined in the indenture pursuant to which such notes are issued (but only if the Company is obligated to make an offer to purchase outstanding notes governed thereby); or

     - if the Company's existing agreements with Fingerhut remain in effect, the occurrence of a change of control permitting Fingerhut to terminate such agreements, unless such change of control has been waived.

Notwithstanding the preceding paragraphs, a Change of Control will not be deemed to occur if both a majority of the Board and the holders of a majority of the outstanding shares of the Series C Preferred Stock so otherwise determine or if the acquisition by a person or group of more than 35% of the voting power or the change in composition of the Board described above is the result of a sale by a holder of the Series C Preferred Stock.

SERIES C PREFERENTIAL PAYMENT

     Upon the occurrence of certain events, the holders of the Series C Preferred Stock will be entitled to receive certain preferential payments (which are defined in the Series C Certificate of Designation as the Liquidation Preference) (the "Series C Preferential Payment"). If any of these events occur prior to December 9, 2005, a holder of the Series C Preferred Stock will be entitled to receive the Series C Preferential Payment both in respect of the shares of Series C Preferred Stock he or she then owns ("Owned Shares") and in respect of the shares of Series C Preferred Stock he or she would have received as dividends from the date of such event through December 9, 2005 (the "Dividend Shares"). The table below outlines the Series C Preferential Payment to be received by holders of Series C Preferred Stock in certain specified events:

                            SERIES C PREFERENTIAL PAYMENT

--------------------------------------------------------------------------------
           EVENT                       SERIES C PREFERENTIAL PAYMENT
--------------------------------------------------------------------------------
 Change of Control prior    The greatest of:
 to December 9, 2005
                            -    the Conversion Value (i.e. $372.50 plus
                                 accrued dividends plus the Premium Amount)
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares and Dividend Shares
                                 into Common Stock and sold such shares for
                                 the then-current market price
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares and Dividend Shares
                                 into Common Stock and received the amount
                                 paid per share of Common Stock by the
                                 Acquiring Person in the Change of Control.
--------------------------------------------------------------------------------
 Change of Control after    The greatest of:
 December 9, 2005
                            -    the Conversion Value
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares into Common Stock and sold such shares for the then-current market price
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares into Common Stock and received the amount paid per share of Common Stock by the Acquiring Person in the Change of Control.
--------------------------------------------------------------------------------
 Redemption prior to        The greater of:
 December 9, 2005
                            -    the Conversion Value
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares and Dividend Shares
                                 into Common Stock and sold such shares for
                                 the then-current market price.
--------------------------------------------------------------------------------
 Redemption after           The greater of:
 December 9, 2005
                            -    the Conversion Value
                                      or
                            -    the amount the holders of Series C Preferred
                                 Stock would have received had they converted
                                 all of the Owned Shares into Common Stock and sold such shares for the then-current market price.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           EVENT                       SERIES C PREFERENTIAL PAYMENT
--------------------------------------------------------------------------------
 Liquidation or Winding Up  The greater of:
 prior to December 9, 2005
                            -    the Conversion Value
                                      or
                            - the amount the holders of Series C Preferred Stock would have received had they converted all of the Owned Shares and Dividend Shares into Common Stock immediately prior to such liquidation or winding up.
--------------------------------------------------------------------------------
 Liquidation or Winding Up  The greater of:
 after December 9, 2005
                            -    the Conversion Value
                                      or
                            - the amount the holders of Series C Preferred Stock would have received had they converted all of the Owned Shares into Common Stock immediately prior to such liquidation or winding up.
--------------------------------------------------------------------------------

4. WHAT OTHER RIGHTS OR LIMITATIONS DO THE PURCHASERS OF SERIES C PREFERRED STOCK HAVE?

REGISTRATION RIGHTS

     The Company has agreed to file a registration statement on Form S-3 (or any successor form) for a public resale offering of the Series C Preferred Stock and the Common Stock into which the Series C Preferred Stock is convertible. The Company will pay all registration expenses (inclusive of up to 3.3% in underwriting discounts and commissions or sales agent fees).

EQUITY PURCHASE RIGHTS

     In the event the Company or any subsidiary proposes to sell equity or debt securities convertible into equity (or rights, options or warrants to purchase any of the foregoing), each of the Lee Investors (if they own at least 10% of the securities they initially purchased) and any other holder of 15% or more of the Series C Preferred Stock have the right to purchase a portion of such securities equal to his or her ownership of the outstanding securities of the Company. These equity purchase rights do not extend to, among other things, shares issued pursuant to the Company's stock option plans, securities issued in a public offering or securities issued in an offering pursuant to Rule 144A of the SEC.

STANDSTILL PROVISIONS

     At any time prior to December 9, 2000 (subject to termination earlier or later under certain circumstances), each of the purchasers has agreed, subject to certain exceptions, not to:

     - acquire, offer to acquire, or agree to acquire by purchase or by joining a group, any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, if the action would trigger the change of control provisions in certain specified agreements or if the requisite regulatory approval has not been obtained;

     - participate in, or encourage, the formation of a group (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) which owns such securities, other than a group consisting of purchasers and permitted transferees;

     - make, or in any way participate in, the solicitation of proxies other than for the election of directors which may be elected by the holders of such securities or for any matter to be voted on by the stockholders that is not initiated by the purchasers or their affiliates; or

     - call, or seek to have called, any meeting of stockholders, except as described in the immediately preceding clause above.

RESTRICTIONS ON TRANSFER

     The purchasers have also agreed not to transfer any securities (including any shares of Common Stock issued upon conversion thereof) to any person if the transfer would violate the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the rules and regulations of the Comptroller or would constitute a change of control under certain specified agreements.

5.   WHO ARE THE LEE INVESTORS?

     The purchasers are Thomas H. Lee Equity Fund IV, L.P. and other affiliates of the Thomas H. Lee Company. Thomas H. Lee Company is a Boston-based investment firm focused on identifying and acquiring substantial investments in growth companies. Founded in 1974, the firm currently manages approximately $6 billion of committed capital. Notable recent transactions include Fisher Scientific, Rayovac, HomeSide Lending, The Learning Company and PriCellular.

6. WHAT ARE THE PRINCIPAL TERMS OF THE EXISTING SECURITIES ISSUED AND SOLD TO THE LEE INVESTORS?

SERIES B PREFERRED STOCK

     GENERAL. On December 9, 1998, the Company issued 536,913 shares of Series B Preferred Stock, par value $.01 per share, in the stated amount of $200,000,000 to the Lee Investors. The Series B Preferred Stock ranks senior or equal (with respect to dividends and liquidation payments) to any future Preferred Stock of the Company.

     DIVIDENDS. The Company pays dividends on the Series B Preferred Stock quarterly, on a cumulative basis, in additional shares of Series B Preferred Stock at an annual rate of 12.5%, compounded quarterly. If stockholder approval, HSR Approval or OCC Approval is not received by March 31, 1999 (or such later date prior to June 30, 1999 as the parties agree), then the annual dividend rate on the Series B Preferred Stock will increase to 15%. If the Board determines for legal, tax, regulatory or other good reason that it is inadvisable or inappropriate to pay one or more of the dividends in-kind as described above, it may, by a vote of 80% of its members (including a majority of the directors elected or designated by the holders of Series B Preferred Stock or, if there are no directors elected or designated by holders of Series B Preferred Stock, the holders of a majority of the outstanding shares of Series B Preferred Stock), determine to pay such dividends in cash, debt securities or other consideration. For periods after December 9, 2008, the Company will pay all dividends on the Series B Preferred Stock in cash. In addition, the holders of the Series B Preferred Stock are entitled to receive all dividends paid with respect to the Common Stock at a rate per share of Series B Preferred Stock equal to ten times the payment made with respect to the Common Stock, subject to adjustment.

     SERIES B PREFERENTIAL PAYMENT. At any time after December 31, 2005, the Company may call or redeem the Series B Preferred Stock at the Series B Preferential Payment. The "Series B Preferential Payment" per share is equal to the greater of (i) $372.50 plus any accrued but unpaid dividends and (ii) the amount the holder would have received if each share of Series B Preferred Stock could have been converted into ten shares of Common Stock, subject to adjustment in certain circumstances.

     CHANGE OF CONTROL. Within five days of the occurrence of a "Change of Control," the Company may, but is not required to, offer to purchase all of the outstanding Series B Preferred Stock for 101% of the Series B Preferential Payment. If the Company does not make such an offer:

     - each holder of Series B Preferred Stock will receive additional shares of Series B Preferred Stock such that the total number of shares of Series B Preferred Stock equals the Series B Preferential Payment divided by $372.50;

     - the dividends on the Series B Preferred Stock will become payable in cash; and

     - following the earlier of March 31, 1999 and the date OCC Approval is obtained, the Company will be subject to the same additional covenants described under the Change of Control provisions relating to the Series C Preferred Stock above.

     In the event a Change of Control occurs, if the Company does not make an offer to purchase all of the outstanding Series B Preferred Stock and subsequently violates the covenants imposed under the Certificate of Designation of Series B Preferred Stock (the "Series B Certificate of Designation"), the dividend rate then in effect on the Series B Preferred Stock will increase to 18%, and at any time 91 days or more after maturity or redemption of the Company's outstanding 10% Notes, the holders of a majority of the shares of Series B Preferred Stock may put their shares to the Company for 101% of the Series B Preferential Payment.

     VOTING RIGHTS. The holders of the Series B Preferred Stock have no voting rights except those required by law. However, for so long as any shares of Series B Preferred Stock remain outstanding, the Company must obtain the consent of the holders of a majority of the Series B Preferred Stock to:

     - authorize, create or issue any class or series, or any shares of any class or series, of stock having any preference or priority over the Series B Preferred Stock with respect to voting, dividends or upon redemption, liquidation, dissolution, or winding up of the Company ("Senior Stock");

     - authorize, create or issue any class or series, or any shares of any class or series, of stock ranking equally with the Series B Preferred Stock with respect to voting, dividends or upon redemption, liquidation, dissolution or winding up of the Company ("Parity Stock");

     - reclassify any shares of capital stock of the Company into shares of Senior Stock or Parity Stock;

     - authorize the issuance of any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

     - alter or change the rights, preferences or privileges of the Series B Preferred Stock;

     - increase or decrease the authorized number of shares of Series B Preferred Stock or issue shares of Series B Preferred Stock other than to holders of Series B Preferred Stock pursuant to its terms; or

     - amend or waive any provision of the Company's Certificate in a manner adverse in any material respect to the holders of the Series B Preferred Stock.

     For a more complete description of the Series B Preferred Stock, you should read the Series B Certificate of Designation, filed as an exhibit to the Company's Report on Form 8-K filed with the SEC on December 22, 1998, which is hereby incorporated by reference.

SENIOR NOTES

     GENERAL. The Company has issued $100,000,000 in aggregate principal amount of Senior Notes pursuant to an indenture dated as of December 9, 1998 (the "Senior Notes Indenture") among the Company, Metris Direct, Inc., a subsidiary of the Company, and The Bank of New York. The Senior Notes rank equally with the Company's outstanding 10% Notes.

     INTEREST. The Senior Notes initially bear interest at an annual rate of 12%, payable semi-annually. Upon the first to occur of stockholder disapproval of the Preferred Stock Exchange and June 30, 1999, the annual interest rate on the Senior Notes will increase to 15%.

     REDEMPTION. There are no mandatory sinking fund payments and the Company cannot optionally redeem any of the Senior Notes prior to maturity. However, in the event that the Company redeems any of the 10% Notes, the Company is obligated to make an offer to purchase all of the outstanding Senior Notes.

     CHANGE OF CONTROL. Upon the occurrence of a change of control (as defined below) the Company is required to make an offer to purchase all of the Senior Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest. For this purpose, "change of control" means the occurrence of any of the following events (whether or not approved by the Board):

     - any person or group other than Fingerhut or its affiliates is or becomes the beneficial owner directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Company at a time when Fingerhut or its affiliates beneficially own a lesser percentage of the total voting power than such person or group and do not have the ability to elect a majority of the Board;

     - the Company consolidates with, or merges with or into, another person (other than the Company or a wholly-owned restricted subsidiary of the Company) or the Company or its restricted subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its restricted subsidiaries (determined on a consolidated basis) to any person (other than the Company or a wholly-owned restricted subsidiary of the Company), other than any transaction in which the beneficial owners of a majority of the voting stock prior to the transaction retain a majority of the voting power of the surviving entity; or

     - during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

     COVENANTS. The covenants and restrictions in the Senior Notes Indenture are substantially similar to those contained in the Company's indenture relating to the 10% Notes. These include limitations on transactions with affiliates, incurrence of indebtedness, asset sales, limitation on restricted payments, incurrence of liens and other covenants. For a more complete description of these covenants and other terms of the Senior Notes, you should read the Senior Notes Indenture filed as an exhibit to the Company's Report on Form 8-K filed with the SEC on December 22, 1998, which is hereby incorporated by reference.

WARRANTS

     GENERAL. In connection with the issuance of the Series B Preferred Stock and the Senior Notes, the Company also issued Warrants entitling the Lee Investors to purchase up to 3,750,000 shares of the Common Stock (representing approximately 19.5% of the Company's currently outstanding Common Stock) at a price of $30 per share, subject to adjustment. However, the Warrants cannot be exercised until OCC Approval has been obtained. In addition, the Warrants cannot be exercised until the earlier of stockholder disapproval of the Preferred Stock Exchange and June 30, 1999. The Warrants expire December 31, 2008.

     If the Warrants are exercised in full, the Company will receive gross proceeds of $112.5 million, subject to adjustment.

     EXERCISE PRICE.  The $30 exercise price is subject to adjustment if the
Company:

     - issues or sells Common Stock, with certain exceptions, at less than the exercise price in effect immediately prior to such issue or sale;

     - issues or sells options or rights to buy Common Stock or convertible securities if such rights are exercisable at less than the exercise price;

     -    issues convertible securities at less than the exercise price;

     - makes any distribution with respect to its Common Stock as a liquidating or partial liquidating dividend, other than a dividend legally available for payment out of surplus;

     - declares a stock dividend on its Common Stock, subdivides or combines its outstanding Common Stock, issues any shares of Common Stock in a reclassification; or

     -    undertakes certain other transactions.

     For a more complete description of the terms of the Warrants, you should read the Warrant Agreement (including the form of Warrant Certificate) filed as an exhibit to the Company's Report on Form 8-K filed with the SEC on December 22, 1998, which is hereby incorporated by reference.

7. WHAT OTHER RIGHTS AND OBLIGATIONS APPLY TO HOLDERS OF THE SERIES B PREFERRED STOCK?

     NOMINATION OF DIRECTORS. Upon obtaining the OCC Approval, the Company's Board of Directors will be expanded from seven to nine members and the Lee Investors will be entitled to recommend two directors for nomination to the Board. So long as the initial purchasers own at least 25% of the Series B Preferred Stock, this right to nominate two directors continues. In the event the Company fails to redeem the Series B Preferred Stock in accordance with its terms, the Lee Investors will be entitled to designate four directors.

     REGISTRATION RIGHTS. The holders of Series B Preferred Stock will have registration rights similar to those described with respect to the Series C Preferred Stock.

8. WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN THE EXISTING SECURITIES AND THE SERIES C PREFERRED STOCK?

DIFFERENCES IN TERMS

     The following chart provides a general comparison of the Existing Securities (in the event this Proposal 1 is not approved) and the Series C Preferred Stock which would be issued in the Preferred Stock Exchange:

                               EXISTING SECURITIES
                               (SERIES B PREFERRED
                               STOCK, SENIOR NOTES             SERIES C
                                  AND WARRANTS)            PREFERRED STOCK
--------------------------------------------------------------------------------
 Stated Amount of           $200,000,000              $300,000,000(1)
 Preferred Stock
--------------------------------------------------------------------------------
 Convertibility of          No                        Yes
 Preferred Stock
--------------------------------------------------------------------------------
 Dividend Rate              15% pay-in-kind,          9% pay-in-kind,
 on Preferred Stock         compounded quarterly      compounded quarterly
--------------------------------------------------------------------------------
 Voting Rights of           Holders have limited      Holders may elect four
 Preferred Stock            voting rights to protect  directors and vote with
                            rights of Series B        holders of Common Stock
                            Preferred Stock.(2)       on all other matters.  In
                                                      addition, holders have
                                                      limited voting rights to
                                                      protect rights of Series
                                                      C Preferred Stock.
--------------------------------------------------------------------------------
 Principal Amount           $100,000,000              None
 of Senior Notes
--------------------------------------------------------------------------------
 Interest Rate on           15% paid in cash          Not applicable
 Senior Notes
--------------------------------------------------------------------------------
 Restrictive Covenants      The Senior Notes          In the event of a Change
                            Indenture contains        of Control, certain
                            certain restrictive       restrictions in Series C
                            covenants.  In addition,  Preferred Stock may
                            in the event of a Change  apply.
                            of Control, certain
                            restrictions in Series B
                            Preferred Stock may
                            apply.
--------------------------------------------------------------------------------
 Warrants                   Right to purchase         None
                            3,750,000 shares of
                            Common Stock at $30 per
                            share (up to 19.5% of the
                            currently outstanding
                            Common Stock of the
                            Company)
--------------------------------------------------------------------------------

(1) The exact amount of Series C Preferred Stock to be issued in the Preferred Stock Exchange will include the value of accrued dividends from December 9, 1998.

(2) Upon obtaining OCC Approval, the holders of the Series B Preferred Stock have the right to recommend two of nine directors for nomination to the Board.

OTHER DIFFERENCES

     The examples in the following schedule summarize the principal differences between carrying the Existing Securities versus the Series C Preferred Stock for seven years. As shown, if the Preferred Stock Exchange is approved, the Series C Preferred Stock results in higher pro forma net income available to common stockholders by $165 million. The first example assumes that Existing Securities are outstanding for one quarter and the stockholders disapprove the Preferred Stock Exchange at the end of that quarter, so that the Existing Securities remain outstanding for an additional six years and nine months. The second example assumes that the Existing Securities are outstanding for one quarter and the stockholders approve the Preferred Stock Exchange at the end of that quarter, so that the Series C Preferred Stock is exchanged for the Existing Securities and remains outstanding for six years and nine months.

     The data presented herein is based on the assumptions and adjustments described in the accompanying notes. The data does not purport to represent what the Company's results of operations would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The data is based upon assumptions and adjustments that the Company believes are reasonable.


      PRO FORMA IMPACT ON NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

                                   (Unaudited)

 (Dollars in millions)
 EXISTING SECURITIES REMAIN OUTSTANDING

      Interest Expense on the Senior Notes, net of taxes (1)                   $      64.1

      Series B Preferred Stock Dividends (2)                                         357.3

      Fair Value Adjustment of Warrants (3)                                           26.8

      One-time Write-off of Upfront Fees,  net of taxes (4)                           26.2
                                                                                                      ----------
 Existing Securities Seven-Year Impact                                                                $    474.4



 EXCHANGE TO SERIES C PREFERRED STOCK

      Series C Preferred Stock Dividends (5)                                   $     259.4

      Extraordinary Loss from Early Extinguishment of Debt (6)                        16.7

      Adjustment for the Retirement of Series B Preferred Stock (6)                   33.3
                                                                                                      -----------
 Series C Preferred Stock Seven-Year Impact                                                                 309.4

                                                                                                      -----------
 DIFFERENCE                                                                                           $     165.0
                                                                                                      -----------

-------------
(1) Represents interest expense on the Senior Notes at an interest rate of 12% per annum for three months and 15% per annum for six years and nine months. Assumes a tax rate of 38.5%.

(2) Represents cumulative preferred dividends which are compounded on a quarterly basis on the Series B Preferred Stock at a dividend rate of 12.5% per annum for three months and 15% per annum for six years and nine months.
(3) If the Preferred Stock Exchange is not approved and OCC Approval is obtained, the Warrants will become exercisable at $30. At their date of issue, the Warrants' fair value is considered a yield enhancement to the Series B Preferred Stock and the Senior Notes. The fair value of the Warrants is calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of .1%, expected market price volatility of 35%, risk-free interest rate of 4.6%, and an expected life of 10 years. The Warrants are assumed to be outstanding effective March 31, 1997, assuming the Preferred Stock Exchange was not approved. The assumptions are based upon current market conditions and could change materially between the pro forma calculation date and the actual date of determination, which could have a material impact on the reported pro forma consolidated financial data. The fair value is allocated 33% to the Senior Notes and 67% to the Series B Preferred Stock based upon their initial fair values. The amount allocated to the Senior Notes is recorded as a reduction of net income over the eight-year life of the Senior Notes. This amount is not recorded net of taxes. The fair value allocated to the Series B Preferred Stock is recorded in additional paid in capital and does not impact net income, and therefore is not included in the amount reported.
(4) The Company paid fees of approximately $30 million in connection with the investment by the Lee Investors. The Company has determined, based on representations from the Lee Investors and other financial advisors, that the fees relate to the negotiation of the Series C Preferred Stock. If the Preferred Stock Exchange does not occur, these fees will be expensed to income. For tax purposes, only the fees allocated to the Senior Notes would receive a tax benefit using a tax rate of 38.5%.
(5) Represents seven years of cumulative preferred dividends which are compounded on a quarterly basis on the Series C Preferred Stock at a dividend rate of 9% per annum.
(6) These amounts represent a one-time, non-cash accounting adjustment. The excess of the fair value of the Series C Preferred Stock over the carrying value of the Existing Securities at the time of the conversion will be allocated to the Senior Notes and the Series B Preferred Stock based upon their initial fair values. To arrive at net income available to common stockholders in the calculation of earnings per share, the amount allocated to the Senior Notes will be recognized as an extraordinary loss from the early extinguishment of debt and the amount allocated to the Series B Preferred Stock will be recognized as a reduction of net income available to common stockholders. The extraordinary loss attributable to the Senior Notes is not recorded net of taxes. These adjustments will have no impact on total stockholders equity. The Company has estimated the fair value of the Series C Preferred Stock based on several factors including: (1) the negotiated price of the Series C Preferred Stock that was agreed to on an arms-length basis when the Common Stock was trading at $31.00 per share;
     (2) an assumed current Common Stock price of $41.00 per share; (3) prevailing market interest rates and risk premiums; (4) the estimated long-term price volatility of the Company's Common Stock; and (5) other general economic conditions prevailing at the time of the estimate. The Series C Preferred Stock fair value estimate has been based on numerous subjective judgments. There is no public market for the Series C Preferred Stock, nor does the Company have any outstanding convertible securities that are publicly traded. Consequently, the fair value estimate has not been based on any comparable market data. There can be no assurances that, if a public market currently existed for the Series C Preferred Stock, the Series C Preferred Stock would not trade at a price that is materially different from the fair value estimate. In addition, it is possible that market conditions, including the Company's Common Stock price, could change materially between the date of the pro forma calculation and the actual date of determination. These potential changes could also materially impact the fair value of the Series C Preferred Stock. Due to the subjective valuation methodology employed for the purposes of this pro forma adjustment and the potential for changing market conditions, it is possible that changes in the fair value of the Series C Preferred Stock could have an impact on the Company's reported financial statements that will be materially different from this pro forma presentation.

9. DO THE EXISTING SECURITIES AND THE SERIES C PREFERRED STOCK IMPACT THE COMPANY'S EARNINGS PER SHARE AND OTHER FINANCIAL DATA DIFFERENTLY?

     Yes. The tables below outline the impacts of the Existing Securities and the Series C Preferred Stock on certain financial data of the Company.

     Set forth below is Unaudited Pro Forma Consolidated Financial Data ("Financial Data") for the year ended December 31, 1997 and the nine months ended September 30, 1998. The Financial Data (i) gives pro forma effect assuming the Existing Securities were outstanding as of January 1, 1997, the stockholders disapproved the Preferred Stock Exchange on March 31, 1997 and the Existing Securities remained outstanding and (ii) gives pro forma effect assuming the Existing Securities were outstanding as of January 1, 1997, the Preferred Stock Exchange was approved by the stockholders on March 31, 1997, all regulatory approvals were obtained by March 31, 1997 and the Preferred Stock Exchange occurred on March 31, 1997. The Financial Data does not include any adjustments for the benefit of receiving the $300 million investment, such as reduction of interest expense resulting from lower outstanding bank credit facility borrowings.

     The Financial Data presented herein is based on the assumptions and adjustments described in the accompanying notes. The Financial Data does not purport to represent what the Company's results of operations would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The Financial Data is based upon assumptions and adjustments that the Company believes are reasonable. The Financial Data and the accompanying notes should be read in conjunction with the historical financial statements of the Company, including the notes thereto, which are incorporated by reference in this Proxy Statement.

     The pro forma earnings per share numbers reported in the table below reflect the impact of the investment by the Lee Investors, excluding the following one-time accounting adjustments: the write-off of upfront fees; the extraordinary loss from early extinguishment of debt; and the adjustment for the retirement of Series B Preferred Stock.

                             Pro Forma Earnings per Share
                                     (Unaudited)

                                     Year Ended                               Nine Months Ended
                                 December 31, 1997                            September 30, 1998
                   -------------------------------------------     -------------------------------------------
                                Pro Forma         Pro Forma                     Pro Forma         Pro Forma
                                Existing           Series C                     Existing          Series C
                   Reported     Securities     Preferred Stock     Reported     Securities     Preferred Stock
                   --------     ----------     ---------------     --------     ----------     ---------------
Basic               $1.98        $(0.20)          $0.53             $2.11         $0.20             $0.94
Diluted             $1.88        $(0.20)          $1.33(1)          $2.03         $0.19             $1.37

Note: Under generally accepted accounting principles, the Company is required to report diluted earnings per share at the lower of basic or diluted.

------------
(1) The Series C Preferred Stock pro forma diluted earnings per share cannot be calculated using the information presented below in the Pro Forma Consolidated Financial Data schedules as eliminating the one-time accounting adjustments, as referenced above, would result in positive earnings and require the Company to give effect to all dilutive potential common shares that were outstanding during the period. The weighted average shares used in this calculation are 28.6 million.

     The pro forma consolidated financial data including the one-time accounting adjustments are presented in the tables below. These schedules do not include any adjustments for the benefit of receiving the $300 million investment, such as a reduction of interest expense or the impact of the PNC Portfolio.


                        PRO FORMA CONSOLIDATED FINANCIAL DATA
                                 EXISTING SECURITIES
                                     (Unaudited)
                       (in millions, except earnings per share)

                                                                   Year Ended      Nine Months Ended
                                                                    12/31/97            9/30/98
                                                                   ---------------------------------
Reported Net Income                                                $     38.1          $     40.6
Pro Forma adjustments to net income:
    Interest Expense on the Senior Notes, net of taxes (1)                8.8                 6.9

    Amortization of Fair Value of Warrants (2)                            2.9                 2.9
    One-time Write-off of Upfront Fees, net of taxes (3)                 26.2
                                                                   ---------------------------------
Pro Forma Net Income                                                      0.2                30.8
    Preferred Dividends on Series B Preferred Stock (4)                  30.3                26.9
                                                                   ---------------------------------
PRO FORMA NET INCOME (Loss) AVAILABLE TO COMMON
STOCKHOLDERS                                                       $    (30.1)         $      3.9
                                                                   ---------------------------------
                                                                   ---------------------------------
Reported Earnings Per Share:
    Basic                                                          $     1.98          $     2.11
    Diluted                                                        $     1.88          $     2.03

Pro Forma (Loss) Earnings Per Share:
    Basic                                                          $    (1.56)         $     0.20
    Diluted (5)                                                    $    (1.56)         $     0.19

Reported Weighted Average Shares:
    Basic                                                                19.2                19.2
    Diluted                                                              20.2                20.0

Pro Forma Weighted Average Shares:
    Basic                                                                19.2                19.2
    Diluted (5)                                                          19.2                20.7

-----------
(1) Interest expense is calculated assuming the Senior Notes were issued on January 1, 1997 and the Preferred Stock Exchange was not approved effective March 31, 1997. Thus, the interest rate is 12% per annum for the period January 1, 1997 through March 31, 1997, and 15% per annum for the periods thereafter. The interest expense is reported net of taxes assuming a tax rate of 38.5%.
(2) If the Preferred Stock Exchange is not approved and OCC Approval is obtained, the Warrants will become exercisable at $30. At their date of issue, the Warrants' fair value is considered a yield enhancement to the Series B Preferred Stock and the Senior Notes. The fair value of the Warrants is calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of .1%, expected market price volatility of 35%, risk-free interest rate of 4.6%, and an expected life of 10 years. The Warrants are assumed to be outstanding effective March 31, 1997, assuming the Preferred Stock Exchange was not approved. The assumptions are based upon current market conditions and could change materially between the pro forma calculation date and the actual date of determination, which could have a material impact on the reported pro forma consolidated financial data. The fair value is allocated 33% to the Senior Notes and 67% to the Series B

     Preferred Stock based upon their initial fair values. The amount allocated to the Senior Notes is recorded as a reduction of net income over the
     eight-year life of the Senior Notes.   The fair value allocated to the
     Series B Preferred Stock is recorded in additional paid in capital and does not impact net income.
(3) The Company paid fees of approximately $30 million in connection with the investment by the Lee Investors. The Company has determined, based on representations from the Lee Investors and other financial advisors, that the fees relate to the negotiation of the Series C Preferred Stock. If the Preferred Stock Exchange does not occur, these fees will be expensed to income in the period the Preferred Stock Exchange is not approved. For tax purposes, only the fees allocated to the Senior Notes would receive a deferred tax benefit using a tax rate of 38.5%.
(4) The Series B Preferred Stock dividends are cumulative pay-in-kind dividends which are compounded quarterly. The dividends are calculated assuming the Series B Preferred Shares are outstanding effective January 1, 1997 and the stockholders disapproved the Preferred Stock Exchange effective March 31, 1997. The dividend rate is 12.5% per annum for the period from January 1, 1997 through March 31, 1997, and 15% per annum for the periods thereafter.
(5) Pro forma weighted average diluted shares are adjusted to reflect the dilutive impact from the Warrants using the treasury stock method. The Warrants are assumed to be outstanding effective March 31, 1997, and the dilution is calculated assuming an average Common Stock price of $41. For the year ended December 31, 1997, basic weighted average shares are used to calculate the diluted earnings per share to avoid the antidilutive impact of the Warrants.

                        PRO FORMA CONSOLIDATED FINANCIAL DATA
                               SERIES C PREFERRED STOCK
                                     (Unaudited)
                       (in millions, except earnings per share)

                                                                           YEAR ENDED   NINE MONTHS ENDED
                                                                            12/31/97        9/30/98
                                                                           ------------------------------
Reported Net Income                                                        $    38.1      $      40.6
Pro Forma Extraordinary Loss from Early Extinguishment of Debt (1)              16.7
                                                                           ------------------------------
Pro Forma Net Income after Extraordinary Loss                              $    21.4      $      40.6
    Adjustment for the Retirement of Series B Preferred Stock (1)               33.3
    Preferred Dividends on Series C Preferred Stock (2)                         27.9             22.6
                                                                           ------------------------------
PRO FORMA NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS               $   (39.8)     $      18.0
                                                                           ------------------------------

Reported Earnings Per Share:
    Basic                                                                  $    1.98      $      2.11
    Diluted                                                                $    1.88      $      2.03


Pro Forma Net Earnings (Loss) Per Share:
    Basic - Net income (loss) per share before extraordinary item          $   (1.20)     $      0.94
    Basic - Extraordinary item per share                                   $   (0.87)     $        -
                                                                           ------------------------------
    Basic - Net income (loss) per share                                    $   (2.07)     $      0.94


    Diluted - Net income (loss) per share before extraordinary item (3)    $   (1.20)     $      1.37
    Diluted - Extraordinary item per share (3)                             $   (0.87)     $        -
                                                                           ------------------------------
    Diluted - Net income (loss) per share (3)                              $   (2.07)     $      1.37


Reported Weighted Average Shares:
    Basic                                                                       19.2             19.2
    Diluted                                                                     20.2             20.0

Pro Forma Weighted Average Shares:

    Basic                                                                       19.2             19.2
    Diluted (2) (3)                                                             19.2             29.7

-------------
(1) These amounts represent a one-time, non-cash accounting adjustment. The excess of the fair value of the Series C Preferred Stock over the carrying value of the Existing Securities at the time of the conversion will be allocated to the Senior Notes and the Series B Preferred Stock based upon their initial fair values. To arrive at net income available to common stockholders in the calculation of earnings per share, the amount allocated to the Senior Notes will be recognized as an extraordinary loss from the early extinguishment of debt and the amount allocated to the Series B Preferred Stock will be recognized as a reduction of net income available to common stockholders. The extraordinary loss attributed to the Senior Notes is not recorded net of taxes. These adjustments will have no impact on total stockholders equity. The Company has estimated the fair value of the Series C Preferred Stock based on several factors including: (1) the negotiated price of the Series C Preferred Stock that was agreed to on an arms-length basis when the Common Stock was trading at $31.00 per share;
     (2) an assumed current Common Stock price of $41.00 per share; (3) prevailing market interest rates and risk premiums; (4) the estimated long-term price volatility of the Company's Common Stock; and (5) other general economic conditions prevailing at the time of the estimate. The Series C Preferred Stock fair value estimate has been based on numerous subjective judgments. There is no public market for the Series C

     Preferred Stock, nor does the Company have any outstanding convertible securities that are publicly traded. Consequently, the fair value estimate has not been based on any comparable market data. There can be no assurances that, if a public market currently existed for the Series C Preferred Stock, the Series C Preferred Stock would not trade at a price that is materially different from the fair value estimate. In addition, it is possible that market conditions, including the Company's Common Stock price, could change materially between the date of the pro forma calculation and the actual date of determination. These potential changes could also materially impact the fair value of the Series C Preferred Stock. Due to the subjective valuation methodology employed for the purposes of this pro forma adjustment and the potential for changing market conditions, it is possible that changes in the fair value of the Series C Preferred Stock could have an impact on the Company's reported financial statements that will be materially different from this pro forma presentation.
(2) The Series C Preferred Stock dividends are cumulative pay-in-kind dividends which are compounded quarterly. The Preferred Stock Exchange was assumed to be approved effective March 31, 1997, which is within the first reporting period of the year and thus the dividends are calculated assuming the Series C Preferred Stock is outstanding effective January 1, 1997. The dividend rate is 9% per annum.
(3) Pro forma weighted average diluted shares are adjusted to reflect the dilutive impact from the Series C Preferred Stock. These shares are treated as if they were converted into Common Stock when calculating diluted weighted average shares outstanding. For the year ended December 31, 1997, basic weighted average shares are used to calculate the diluted earnings per share to avoid the antidilutive impact of the Series C Preferred Stock.

10. ARE THERE ANY RISKS OR DISADVANTAGES TO THE COMPANY IF THE STOCKHOLDERS DO NOT APPROVE PROPOSAL 1 PROVIDING FOR THE PREFERRED STOCK EXCHANGE?

     Yes, if the Company's stockholders do not approve Proposal 1, there are certain negative consequences to the Company and the holders of the Common Stock, including, without limitation:

     - the pay-in-kind annual dividend rate on the Series B Preferred Stock will immediately increase from 12 1/2% to 15%;

     - the 15% pay-in-kind annual dividend rate on the Series B Preferred Stock is six percentage points higher than the 9% pay-in-kind annual dividend rate on the Series C Preferred Stock;

     - the interest rate on the Senior Notes will increase from 12% to 15%, resulting in an increase in cash interest expense of $3 million per year;

     - the interest rate on the Senior Notes is six percentage points higher than the annual pay-in-kind dividend rate on the Series C Preferred Stock and is paid in cash;

     - the Company's ability to finance further growth and expansion by incurring additional indebtedness, both on an absolute basis and in proportion to equity and capital, would be restricted pursuant to the Company's existing bank credit facility and Senior Notes Indenture covenants;

     - management believes that the Company's creditors and the debt rating agencies could view the existing capital structure less favorably than if the Company were able to reduce its indebtedness by $100 million and increase its equity by approximately the same amount through the issuance of Series C Preferred Stock in exchange for the Existing Securities; and

     - the ten-year Warrants to purchase 3,750,000 shares of Common Stock at a price of $30 per share (compared to the closing market price of $__ per share on January __, 1999) results in the Warrants being viewed as Common Stock equivalents, thereby diluting earnings per share. In addition, the potential exercise of the Warrants may create an overhang on the Company's outstanding Common Stock.

11. HOW WILL THE ISSUANCE OF THE SERIES C PREFERRED STOCK IMPACT THE COMPANY'S CAPITALIZATION?

     Upon stockholder approval of the Preferred Stock Exchange, the $100 million of Senior Notes would be retired and total stockholder's equity would increase by approximately $100 million. Currently, the Company is subject to certain covenants in its $300 million bank credit facility, one of which is a minimum tangible net worth to net managed receivables ratio (the "Ratio"). The minimum Ratio increased to 5.0% from 4.0% on December 24, 1998. As of September 30, 1998, the Ratio was 4.5%. The pro forma Ratio, giving effect to a $100 million increase in the tangible net worth as of September 30, 1998, would be 7.0%.

12.  ARE THERE ANY TAX IMPLICATIONS TO THE COMPANY OF THE PREFERRED STOCK
     EXCHANGE?

     The spin-off of the Company from Fingerhut will be entitled to corporate and shareholder tax-free treatment for federal income tax purposes assuming certain requirements are satisfied, and under the Tax Sharing Agreement between the Company and Fingerhut the Company might be liable for all or a portion of the resulting taxes if those requirements are not met. Any liability for such taxes would likely have a material adverse effect on the Company.

     One tax requirement prohibits the acquisition by one or more persons of 50 percent or more of the Company's stock (by voting power or value) if, in general, the acquisitions are part of a plan (or series of related transactions) of which the spin-off from Fingerhut is a part.

     Although at the time of the spin-off the Company intended to issue Common Stock (rather than the Existing Securities and Series C Preferred Stock), shares of the Company's Series B and Series C Preferred Stock (and Common Stock, if any) issued under the arrangements described herein might be viewed as being issued as part of a plan (or series of related transactions) which includes the spin-off. Even if the Series C Preferred Stock issued at the time of the Preferred Stock Exchange were treated as issued as part of a plan that includes the spin-off, the Company does not expect the 50 percent voting power or value test to be violated as of that time. However, the Preferred Stock Exchange might impact future compliance with the 50 percent voting power or value test. In general, subject to the compliance provisions noted below, the Company expects that the issuance of the Series C Preferred Stock will increase the risk of future noncompliance with the 50 percent voting power test and, although less clear, the 50 percent value test. The Securities Purchase Agreement, the Series B Certificate of Designation, and the Series C Certificate of Designation contain provisions intended to assure compliance with the 50 percent voting power and value tests (whether or not the Preferred Stock Exchange occurs), although the effectiveness of those provisions may depend on, among other possible factors, the cooperation of the Series B or Series C Preferred Stock holders (or the vote of directors elected or designated by them), as the case may be.

     Guidance with respect to the foregoing rules has not yet been issued, and the proper application of these rules is unclear in many respects. The discussion set out and the provisions referred to above are based on the Company's assumptions as to how these rules could be applied, which may or may not be consistent with the view of the Internal Revenue Service.

13.  ARE THERE ANY ANTI-TAKEOVER IMPLICATIONS OF THE PREFERRED STOCK EXCHANGE?

     Yes, like the Existing Securities, the proposed issuance of Series C Preferred Stock may have anti-takeover implications. At present, subject to obtaining OCC Approval, the Company is obligated to nominate for election to the Board of Directors two designees of the Lee Investors. The holders of Series C Preferred Stock will be entitled to elect four of eleven directors of the Company.

     In the event of a Change of Control, as previously described, the Company has the right to offer to purchase from each holder all, but not less than all, of the Series C Preferred Stock held by such holder for an amount equal to 101% of the Series C Preferential Payment. If the Company does not make such a redemption offer, the annual dividend rate increases from 9% to 11 1/2% and becomes payable in cash. In addition, in the event a Change of Control occurs, if the Company does not make an offer to purchase and subsequently violates the covenants imposed under the Series C Certificate of Designation, the dividend rate then in effect on the Series C Preferred Stock will increase by an additional 2% to 13 1/2%, and at any time 91 days or more after maturity or redemption of the Company's outstanding 10% Notes, the holders of a majority of the shares of Series C Preferred Stock may put their shares to the Company for 101% of the Series C Preferential Payment.

     If a vote of the stockholders is required with respect to a Change of Control, such as a merger transaction, each holder of Series C Preferred Stock will be entitled to the number of votes that could be cast by virtue of the shares he or she currently owns, as well as the shares he or she would receive as accelerated dividends as a result of such event.

     The Company cannot optionally redeem the Series C Preferred Stock prior to December 31, 2001, and any optional redemption subsequent to December 31, 2001 is subject to various conditions. As a consequence of these provisions, as well as the voting power of the holders of the Series C Preferred Stock, it would be very difficult for another party to successfully acquire the Company without the concurrence of a majority of the outstanding shares of Series C Preferred Stock.

     The Existing Securities also contain provisions which may have anti-takeover implications. Upon the occurrence of a Change of Control, the Company may, but is not required to, offer to purchase all of the outstanding Series B Preferred Stock at 101% of the Series B Preferential Payment. If the redemption offer for the Series B Preferred Stock is not made, the dividends cease being pay-in-kind dividends and become payable in cash. In the event a Change of Control occurs, if the Company does not make an offer to purchase the Series B Preferred Stock and subsequently violates the covenants imposed under the Series B Certificate of Designation following a Change of Control, the dividend rate then in effect on the Series B Preferred Stock will increase to 18%, and at any time after 91 days or after maturity or redemption of the Company's outstanding 10% Notes, the holders of the Series B Preferred Stock may put their shares to the Company for 101% of the Series B Preferential Payment.

     In addition, upon the occurrence of a change of control as defined in the Senior Notes Indenture, the Company is required to make an offer to purchase all of the Senior Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued interest.

14.  WHY IS STOCKHOLDER APPROVAL BEING SOUGHT FOR PROPOSAL 1?

     As an issuer of securities quoted on the Nasdaq National Marketplace, the Company must comply with certain rules of the NASD for inclusion on Nasdaq. Under Nasdaq Marketplace Rule 4460(i), the Company must obtain stockholder approval prior to the issuance of securities when the issuance of such securities:

     - equals 20% or more of the Common Stock outstanding before the issuance and is for less than the greater of book or market value; or

     - equals 20% or more of the Common Stock outstanding before the issuance and is in connection with an acquisition of the stock or assets of another company; or

     -    would result in a change of control of the Company.

Because of these Nasdaq requirements, approval of the Company's stockholders is required prior to the issuance of the Series C Preferred Stock in exchange for the Existing Securities.

15.  WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 1?

     THE BOARD OF DIRECTORS HAS APPROVED THE ISSUANCE OF THE SERIES C PREFERRED STOCK AND THE PREFERRED STOCK EXCHANGE. THE BOARD BELIEVES THAT PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 1.

                                      PROPOSAL 2

                           AMENDMENT OF THE CERTIFICATE TO
                        AUTHORIZE NON-VOTING COMMON STOCK AND
                       INCREASE THE AUTHORIZED PREFERRED STOCK


1.   WHAT IS THE COMPANY ASKING YOU TO APPROVE?

     The Certificate currently authorizes 110,000,000 shares of capital stock, 100,000,000 of which are authorized as Common Stock, par value $.01 per share, and 10,000,000 of which are authorized as Preferred Stock, par value $.01 per share. The Company is requesting your approval to (i) authorize the creation of a class of Non-Voting Common Stock consisting of 10,000,000 shares and (ii) increase the authorized Preferred Stock from 10,000,000 to 25,000,000 shares.

2.   WHAT IS THE COMPANY'S CURRENT CAPITAL STRUCTURE?

     As of __________ __, 199_, ____ shares of the Common Stock were issued and outstanding and an additional ______ shares of Common Stock were reserved for issuance under the Company's stock incentive plans and existing options.
Thus, of the 100,000,000 presently authorized shares of Common Stock, _____ shares remain available for other purposes. As of the same date, ________ shares of the Company's Preferred Stock were outstanding in the form of Series B Preferred Stock and an additional _______ shares of Preferred Stock were reserved for issuance by the Company as follows:

     - ________ shares reserved for the issuance of additional Series B Preferred Stock as pay-in-kind dividends on the outstanding Series B Preferred Stock (see the description of the terms of the Series B Preferred Stock under Proposal 1 above);

     - 2,000,000 shares reserved for the issuance of the Series C Preferred Stock and the pay-in-kind dividends associated therewith (see the description of the terms of the Series C Preferred Stock under Proposal 1 above); and

     - 100,000 shares reserved for the issuance of Series D Preferred Stock (see the description of the terms of the Series D Preferred Stock under Proposal 1 above).

Thus, of the 10,000,000 presently authorized shares of Preferred Stock only 5,500,000 shares remain available for other purposes.

     The Company currently does not have an authorized class of Non-Voting Common Stock.

3.   WHAT ARE THE TERMS OF THE NON-VOTING COMMON STOCK?

     Under the Amendment submitted to you as a part of this Proposal 2, a new class of Common Stock to be designated as Non-Voting Common Stock will be created. Article IV,

Section 8 of the Certificate, as proposed to be amended and attached as APPENDIX B to this Proxy Statement, sets forth in full the rights, powers and limitations of the Non-Voting Common Stock.

VOTING

     The holders of Non-Voting Common Stock will have no voting rights, except as required by the Delaware General Corporation law. The Delaware General Corporation Law requires that the holders of Non-Voting Common Stock have the right to vote on proposals to change the par value of the Non-Voting Common Stock or to alter or change the powers, preferences or special rights, if any, of the Non-Voting Common Stock.

DIVIDENDS AND DISTRIBUTIONS

     Each share of Common Stock and Non-Voting Common Stock will be equal with respect to dividends and other distributions in cash, property, or shares of stock of the Company (including distributions in connection with any recapitalization), except as described below.

     Declaration of any payment of cash dividends is solely within the discretion of the Board of Directors, and the Company cannot assure you that such dividends will be declared and paid with any regularity. Dividends or other distributions payable in shares of the Company will be made to all holders of Common Stock and Non-Voting Common Stock and will be made according to the following table:

--------------------------------------------------------------------------------------------------------------------
 IF THE DIVIDEND/DISTRIBUTION              HOLDERS OF COMMON STOCK                HOLDERS OF NON-VOTING
 IS IN THE FORM OF:                        WILL RECEIVE:                          COMMON STOCK WILL RECEIVE:
--------------------------------------------------------------------------------------------------------------------
 Common Stock                              Common Stock                           Non-Voting Common Stock
--------------------------------------------------------------------------------------------------------------------
 Non-Voting Common Stock                   Non-Voting Common Stock                Non-Voting Common Stock
--------------------------------------------------------------------------------------------------------------------
 Other authorized class/series             Same class/series                      Non-Voting equivalent of
 of capital stock with voting                                                     such class/series
 rights
--------------------------------------------------------------------------------------------------------------------
 Other authorized class/series             Same class/series                      Same class/series
 of capital stock without
 voting rights
--------------------------------------------------------------------------------------------------------------------
 Convertible securities or                 Securities convertible into or         Securities convertible into or
 options giving the holder a               options to acquire Common Stock        options to acquire Non-Voting
 right to acquire Common                                                          Common Stock
 Stock or Non-Voting
 Common Stock.*
--------------------------------------------------------------------------------------------------------------------

*Other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other).

     In addition, the Company will make dividends or other distributions payable on the Common Stock and Non-Voting Common Stock in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock, other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), to all holders of Common Stock and Non-Voting Common Stock in (i) securities convertible into Common Stock or options to acquire Common Stock to the record holders of Common Stock and (ii) securities convertible into Non-Voting Common Stock and options to acquire Non-Voting Common Stock to the record holders of the Non-Voting Common Stock. In no event will the Company split, subdivide or combine the Common Stock or Non-Voting Common Stock, unless the other is proportionally split, subdivided or combined.

CONVERSION

     Prior to the redemption or maturity of the Company's 10% Notes, each share of Non-Voting Common Stock will automatically convert into one share of Common Stock only if such conversion will not cause the holder of the Common Stock received (including any group to which the holder belongs within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) to own more than 34.9% of the outstanding voting power of the Company's stock. At the time that the Company's 10% Notes are no longer outstanding, each share of Non-Voting Common Stock will automatically convert into one share of Common Stock.

MERGERS AND CONSOLIDATIONS

     In the event of a merger, consolidation, combination or similar transaction of the Company with another entity (whether or not the Company is the surviving entity), or in the event of a liquidation, dissolution or winding up of the Company, the holders of Non-Voting Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of the Common Stock in that transaction. Any Common Stock that holders of Non-Voting Common Stock become entitled to receive in any merger, consolidation, combination or similar transaction, however, may have terms substantially similar to the terms of the Non-Voting Common Stock itself. Thus, the surviving entity in any such transaction could have a dual-class capital structure like that proposed for the Company and could, upon the consummation of the merger or consolidation, give voting shares to the holders of Common Stock and non-voting shares to the holders of Non-Voting Common Stock.

TRANSFERABILITY

     Like the existing Common Stock, the Non-Voting Common Stock will be freely transferable, and except for federal and state securities law restrictions on directors, officers and other affiliates of the Company and on persons holding "restricted" stock, stockholders will not be restricted in their ability to sell or transfer shares of Non-Voting Common Stock. However, the

Company does not currently anticipate that the Non-Voting Common Stock will be quoted on the Nasdaq National Market System or any other exchange.

PREEMPTIVE RIGHTS

     Like the existing Common Stock, the Non-Voting Common Stock will not carry any preemptive rights enabling its holder to subscribe for or receive shares of any class of stock of the Company (or any other securities convertible into such shares) which may be issued by the Company.

4.   WHAT ARE THE TERMS OF THE PREFERRED STOCK?

     The Certificate allows the Board of Directors of the Company to provide for the terms of any series of Preferred Stock prior to issuance, including terms which give a series of Preferred Stock preference over the Common Stock and Non-Voting Common Stock with respect to the payment of dividends and voting and other rights.

5.   WHAT IS THE IMPACT OF THE APPROVAL OR DISAPPROVAL OF PROPOSAL 2?

     If stockholders approve Proposal 2, the Board of Directors will prepare and file Articles of Amendment to the Certificate in accordance with the proposed Amendments which will become effective immediately upon acceptance of the filing by the Secretary of State of the State of Delaware. The Board could then cause the issuance of the Non-Voting Common Stock without any further action on the part of the stockholders. The Board of Directors presently intends to file the Articles of Amendment if this Proposal 2 is approved by the stockholders, even if Proposal 1 is not approved by the stockholders; however, the Board reserves the right to abandon this Proposal 2 and not file the Articles of Amendment even if the amendments described above are approved by the stockholders.

     The amendments to the Certificate contained in this Proposal 2 are not necessary for the Exchange described in Proposal 1. If the stockholders approve Proposal 1, the Preferred Stock Exchange will occur even if the stockholders disapprove this Proposal 2.

6.   WHY IS THE COMPANY REQUESTING THE CREATION OF THE NON-VOTING COMMON STOCK?

     As described above under Proposal 1, if the Preferred Stock Exchange is approved, the Non-Voting Common Stock will be issued to the holders of the Series Class C Preferred Stock in the event that the holders of Series C Preferred Stock desire to convert their Series C Preferred Stock to Common Stock and such conversion would require the issuance of a number of shares of Common Stock in excess of the amount permitted under the Company's outstanding 10% Notes or revolving credit agreement. You should read Proposal 1 for more information on the intended use of the Non-Voting Common Stock.

     In addition, the Board of Directors believes that the authorization of the Non-Voting Common Stock will provide flexibility in meeting the Company's future capital needs, whether as a result of growth generated internally or externally through mergers and acquisitions. The newly authorized shares of Non-Voting Common Stock will be available for possible use in connection with future financings, investment opportunities, mergers and acquisitions, employee benefit plans, dividend reinvestment plans, other distributions such as stock dividends or stock splits or for other corporate purposes.

     The Company does not currently have any definite plans or commitments that would require the issuance of any of the Non-Voting Common Stock, except in connection with the Preferred Stock Exchange as described in Proposal 1.

7. WHY IS THE COMPANY REQUESTING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK?

     The Board of Directors believes it is desirable to ensure that, after giving effect to the Preferred Stock Exchange as described in Proposal 1, the Company will have additional authorized shares of Preferred Stock available for general corporate purposes, including possible acquisition, capital raising and financing transactions, and future employee and director incentive and benefit plans. While the Company has no present plans or commitments to issue any of the additional authorized shares other than those described in connection with Proposal 1, the Company believes it is advisable to have the ability to issue the additional shares, as the need may arise, to take advantage of market conditions or the availability of other favorable opportunities without the
delay and expense of calling a special stockholders' meeting.   The Company also
believes the additional authorized shares of Preferred Stock, along with the ability to vary features such as dividend rates and conversion rights of such stock to meet the exigencies of a particular transaction, will allow the Company advantages in negotiations and the flexibility to structure transactions involving the issuance of Preferred Stock.

     The additional shares of the Preferred Stock and the Non-Voting Common Stock will be available for issuance by the Board of Directors for any proper corporate purpose, to such persons and for such consideration as the Board may determine, without any further action by the stockholders, except in certain types of transactions requiring stockholder vote under the Delaware General Corporation Law, the Certificate or the rules of the NASD. As discussed above, the NASD rules currently require stockholder approval in several circumstances, including change of control, certain acquisition transactions, the adoption of certain employee and director plans and the private sale of more than 20% of the equity or voting securities of the Company.

8.   WHAT IS THE TEXT OF THE PROPOSED AMENDMENTS?

     The Board of Directors recommends that the Certificate be further amended by deleting Sections 1, 2 and 3 of Article IV in their entirety and replacing them as follows:

     SECTION 1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 135,000,000 shares, consisting of 100,000,000 shares of Common Stock with par value $.01 per share ("Common Stock"), 10,000,000 shares of Non-Voting Common Stock with par value $.01 per share ("Non-Voting Common Stock"), and 25,000,000 shares of Preferred Stock with par value $.01 per share ("Preferred Stock").

     SECTION 2. Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock or the Non-Voting Common Stock, dividends may be paid on the Common Stock and the Non-Voting Common Stock at such times and in such amounts as the Board of Directors shall determine.

     SECTION 3. Relative Rights of Shareholders. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock or the Non-Voting Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock and the Non-Voting Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

     In addition, the Board of Directors recommends the addition of the following as Section 8 of Article IV:

     SECTION 8.     Rights and Terms of Non-Voting Common Stock.

     (a) GENERAL. The powers, preferences and rights of the Common Stock and the Non-Voting Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Section 8.

     (b) VOTING. Except as otherwise required by law, no holder of the Non-Voting Common Stock (by virtue of ownership of such shares) shall be entitled to vote such shares of Non-Voting Common Stock on any matters to be voted on by the stockholders of the Corporation.

     (c) DIVIDENDS, SPLITS OR COMBINATIONS. (i) When and as dividends are declared, whether payable in cash, in property or securities of the Corporation, the holders of the Non-Voting Common Stock shall be entitled to share equally with the holders of the Common Stock on a share-for-share basis in such dividends, except as provided herein.

          (ii) Dividends may be declared and paid to the holders of the Common Stock and the holders of the Non-Voting Common Stock in cash, property, or other securities of the Corporation out of any funds or other assets of the Corporation legally available therefor.

          (iii) If and when dividends on the Common Stock and the Non-Voting Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders shall be entitled to share equally, on a per share basis, in such dividends, except that:

               (A) dividends or other distributions payable in shares of stock of the Corporation shall be made to all holders of Common Stock and Non-Voting Common Stock and shall be made only (1) in shares of Non-Voting Common Stock to the record holders of Common Stock and to the record holders of Non-Voting Common Stock, (2) in shares of Common Stock to the record holders of Common Stock and in shares of Non-Voting Common Stock to record holders of Non-Voting Common Stock, or (3) in any other authorized class or series of capital stock to the record holders of both classes of Common Stock and Non-Voting Common Stock, regardless of the fair market value of such shares received in payment of such dividend or other distribution; PROVIDED, HOWEVER, that if such other authorized class or series of capital stock has voting rights, an additional class or series of capital stock shall be created which series shall be identical in all respects, except that it shall not have any voting rights (except as required by law), and dividends or other distributions of such authorized class or series shall be made only in such authorized class or series to holders of Common Stock and in the non-voting version of such authorized class or series to holders of Non-Voting Common Stock, and

               (B) dividends or other distributions payable in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock ("Options"), unless otherwise provided by the Board of Directors with respect to such Options, other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), shall be made to all holders of Common Stock and Non-Voting Common Stock and may be made in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and in securities convertible into Non-Voting Common Stock or Options to acquire Non-Voting Common Stock to the record holders of Non-Voting Common Stock.

          (iv) If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class have been split, subdivided or combined.

     (d)  CONVERSION.

          (i) Each share of Non-Voting Common Stock shall automatically convert into shares of Common Stock at the time such conversion is not prohibited by the restrictions contained in paragraph (d)(ii) below, on the terms and conditions set forth in this Section 8. Subject to the provisions for adjustment hereinafter set forth, each share of Non-Voting Common Stock shall be convertible into one share of Common Stock.

          (ii) Notwithstanding any other provision contained in this Section 8 to the contrary, no shares of Non-Voting Common Stock may be converted into Common Stock unless, after giving effect to such conversion, the holder thereof, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act to which such holder belongs, shall not beneficially own (determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, except that such holder and any such group shall be deemed to beneficially own all shares that such holder or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) a number of shares of Common Stock which represents greater than the Maximum Percentage of the voting power represented by the shares of stock of the Corporation entitled to vote with the Common Stock at all meetings of the stockholders of the Corporation.

          (iii) For purposes of this Article IV, Section 8 the following terms have the following meanings:

     "Indenture" means that certain Indenture dated as of November 7, 1997, among Metris Companies Inc., as Issuer, the Guarantors named therein and The First National Bank of Chicago, as Trustee.

     "Maximum Percentage" shall mean (a) for a period ending on the later to occur of (i) December 31, 2000 or (ii) the date upon which all of the 10% Notes no longer remain outstanding under the Indenture, 34.9% and (b) thereafter, 100%.

     (e) BUSINESS COMBINATIONS; DISSOLUTION. In the event of merger, consolidation, combination or similar transaction of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of liquidation, dissolution or winding up of the Corporation, holders of Non-Voting Common Stock shall be entitled to receive in respect of each share of Non-Voting Common Stock the same kind, and at the same ratio, of shares, evidences of indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidence of indebtedness, securities, cash, rights, or any other property as holders of Common Stock shall be entitled to receive in respect of each share, except that in any merger, consolidation, combination or similar transaction, any common stock that holders of Non-Voting Common Stock shall be entitled to receive may have terms substantially similar to those of the Non-Voting Common Stock set forth in this Section 8.

     The full text of the Certificate, as proposed to be further amended by this Proposal 2 as well as Proposal 3, is set forth as APPENDIX B to this Proxy Statement and has been marked to show all proposed changes.

9.   WHAT ARE THE POSSIBLE EFFECTS OF THE ADOPTION OF THE PROPOSAL 2?

ANTI-TAKEOVER IMPLICATIONS

     The proposed amendment may have anti-takeover implications. Although the proposed amendment is not intended to be an anti-takeover measure, stockholders should note that, under certain circumstances, the issuance of the additional authorized shares of Preferred Stock could be used to create impediments to persons seeking to effect a merger or otherwise gain control of the Company. The Board of Directors could privately place any of the additional shares of Preferred Stock with purchasers who might side with the Board in opposing a hostile takeover bid, making a change in control of the Company more difficult, and therefore less likely. In particular, the Board could authorize holders of the Preferred Stock to vote as a class, either separately or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     The Board of Directors is not currently aware that any person or group is seeking to obtain control of the Company and has no current plans to use the newly authorized shares for purposes of discouraging a takeover attempt.

DILUTION

     The issuance of the Non-Voting Common Stock may have a dilutive impact on the stockholders depending on the price at which it is issued. The issuance of shares of Preferred Stock having conversion rights may also have the effect of diluting the interests of other stockholders. In addition, you should expect that any shares of Preferred Stock which may be issued would have dividend and liquidation preferences superior to those of the Common Stock. Holders of Common Stock do not have preemptive rights to subscribe for additional securities which may be issued by the Company.

ACQUISITION ACCOUNTING

     The Non-Voting Common Stock may not be used to effect a business combination to be accounted for using the "pooling of interests" method. In order to use that method we would have to issue shares of Common stock for the combination.

10.  WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 2?

     THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE TO INCREASE THE COMPANY'S AUTHORIZED SHARES TO 135,000,000 OF WHICH 100,000,000 WILL BE COMMON STOCK, 10,000,000 WILL BE NON-VOTING COMMON STOCK AND 25,000,000 WILL BE PREFERRED STOCK. THE BOARD BELIEVES THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 2.

                                      PROPOSAL 3

                        AMENDMENT OF THE CERTIFICATE TO REMOVE
                   CERTAIN RESTRICTIONS ON THE COMPANY'S ACTIVITIES


1.   WHAT IS THE COMPANY ASKING YOU TO APPROVE?

     The Certificate contains certain provisions which limit the Company's ability to engage in certain types of businesses and activities. The Company is requesting your approval to amend the Certificate to remove all of these restrictions, including provisions providing certain corporate opportunities to Fingerhut, the Company's former controlling shareholder.

2. WHY IS THE COMPANY REQUESTING THE DELETION OF THESE PROVISIONS OF THE CERTIFICATE?

     These provisions were included in the Certificate at a time when the majority of the Company's stock was owned by Fingerhut and were designed to prevent the Company from competing with Fingerhut and to assure that certain corporate opportunities that the Company might encounter would belong to Fingerhut. On September 25, 1998 Fingerhut distributed its remaining 83% interest in the Company to Fingerhut's shareholders. Although the Company and Fingerhut have various contractual relationships, Fingerhut currently does not own any outstanding shares of the Company.

     The Board of Directors believes that these provisions limiting the businesses and activities in which the Company may engage are no longer appropriate following the spin-off. Recognizing that these provisions prohibit or restrict the Company's growth in certain areas, the Board of Directors believes that removal of these provisions will improve management's flexibility to take advantage of future business opportunities.

3.   WHAT IS THE TEXT OF THE PROPOSED AMENDMENT?

     The Board of Directors of the Company recommends that the Company's Certificate be further amended by deleting Sections 1 and 2 of Article III in their entirety and replacing them as follows:

     The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of Delaware.

     The Board of Directors further recommends that the Certificate be further amended by deleting Article XIII in its entirety.

     The full text of the Certificate, as proposed to be further amended by this Proposal 3 and Proposal 2, is set forth as APPENDIX B to this Proxy Statement and has been marked to show all proposed changes.

4.   WHAT DOES THE BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO PROPOSAL 3?

     THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE TO REMOVE THE PROVISIONS RESTRICTING THE COMPANY'S ABILITY TO ENGAGE IN CERTAIN ACTIVITIES AND BUSINESSES. THE BOARD BELIEVES THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 3.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT


1.   WHAT IS THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS?

     The following table lists the beneficial ownership of the Common Stock of all persons who are known by the Company, as of January 10, 1998, to beneficially own more than five percent of the outstanding shares of Common
Stock:

                                               Amount and
                                          Nature of Beneficial
 Name and Address of Beneficial Owner          Ownership           Percent of Class
 ------------------------------------     --------------------     ----------------
 Theodore Deikel                               1,329,887(1)                    6.8%

------------
(1) Includes 285,000 shares of common stock that Mr. Deikel has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.

2.   WHAT IS THE SECURITY OWNERSHIP OF MANAGEMENT?

     The directors and executive officers of the Company as a group beneficially own approximately 10.5% of the outstanding shares of Common Stock. The following table lists the number of shares of Common Stock, as of January 10, 1998, beneficially owned by each director of the Company, the President and Chief Executive Officer of the Company, and each of the four most highly compensated other executive officers of the Company, as well as all directors and executive officers as a group.

                                  Amount and Nature of
 Name of Beneficial Owner         Beneficial Ownership      Percent of Class
 ------------------------         --------------------      ----------------
 Theodore Deikel                      1,329,887(1)                6.8%

 Ronald N. Zebeck                       649,673(2)                3.3%

 Lee R. Anderson, Sr.                    25,411(3)                  *

 Frank D. Trestman                       21,910(4)                  *

 Dudley C. Mecum                         16,318(5)                  *

 Derek V. Smith                          12,000(6)                  *

 John A. Cleary                           5,000(7)                  *

 Douglas B. McCoy                        23,291(8)                  *

 Douglas L. Scaliti                      18,600(9)                  *

 Z. Jill Barclift                        15,450(10)                 *


                                         47

 Joseph A. Hoffman                        1,000                     *

 All directors and executive
 officers as a group (16 persons)     2,130,815(11)              10.5%

---------------
(*)  Less than 1%
(1) Includes 285,000 shares of common stock that Mr. Deikel has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(2) Includes 639,673 shares of common stock that Mr. Zebeck has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(3) Includes 10,000 shares of common stock that Mr. Anderson has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(4) Includes 15,000 shares of common stock that Mr. Trestman has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(5) Includes 15,000 shares of common stock that Mr. Mecum has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(6) Includes 10,000 shares of common stock that Mr. Smith has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(7) Includes 5,000 shares of common stock that Mr. Cleary has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(8) Includes 15,000 shares of common stock that Mr. McCoy has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(9) Includes 15,000 shares of common stock that Mr. Scaliti has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(10) Includes 7,500 shares of common stock that Ms. Barclift has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options. Also includes 750 shares of common stock that Ms. Barclift's husband has the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.
(11) Includes 1,026,673 shares of common stock that the directors and executive officers have the right to acquire within 60 days of January 10, 1999, through the exercise of stock options.

                      NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This Proxy Statement contains forward-looking statements. These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the Company's limited operating history as a stand-alone entity; the Company's limited experience with respect to originating and servicing credit card accounts, including limited delinquency, default and loss experience; the lack of seasoning of the Company's credit card portfolio, which makes the predictability of delinquency and loss levels more difficult; risks associated with unsecured credit transactions, particularly to moderate income consumers; risks associated with acquired portfolios; interest rate risks; dependence on the securitization of the Company's credit card loans or the capital markets to fund operations; the nature and timing of the funding of the Thomas H. Lee Company investment, general economic conditions affecting consumer income, which may increase consumer bankruptcies, defaults and delinquencies; state and federal laws and regulations, including consumer and debtor protection laws; the highly competitive industry in which the Company operates and the uncertainty surrounding the effect the Year 2000 Problem will have on the Company or any of its vendors.

                         WHERE YOU CAN FIND MORE INFORMATION


     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company to file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain more information about the public reference facilities by calling the SEC at 1-900-SEC-0330. In addition, you may access such reports, proxy statements and other information electronically by means of the SEC's Web site at http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq, and you may also inspect copies of any documents filed with the SEC at the offices of the Nasdaq, 1735 K Street, Washington, D.C. 20006.

     The Exchange Act allows the Company to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. This Proxy Statement incorporates by reference the following documents that the Company has previously filed with the SEC:

     1. the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

     3. the Company's Current Reports on Form 8-K filed on September 24, 1998, October 7, 1998, October 15, 1998 and December 22, 1998.

     This Proxy Statement also incorporates by reference additional documents that the Company may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the Special Meeting.

     You may obtain copies of such documents which are incorporated by reference in this Proxy Statement (other than exhibits thereto which are not specifically incorporated by reference therein), without charge, upon written or oral request to Metris Companies Inc., 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, Attention: Investor Relations (telephone number (612) 593-4820).

                             CERTIFICATE OF DESIGNATION

                                         OF

                                SERIES C PERPETUAL
                            CONVERTIBLE PREFERRED STOCK

                                         OF

                               METRIS COMPANIES INC.


               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


     Metris Companies Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Series C Perpetual Convertible Preferred Stock:

     RESOLVED, that a series of authorized Preferred Stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.     DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as the "Series C Perpetual Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 2,000,000 shares of Series C Preferred Stock. Section 10 below contains the definitions of certain defined terms used herein.

     Section 2.     DIVIDENDS AND DISTRIBUTIONS.

          (a) The holders of shares of Series C Preferred Stock, in preference to the holders of shares of the Series A Junior Participating Preferred Stock, Common Stock, Non-Voting Stock and of any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends, shall be entitled to receive on the last day of each calendar quarter, cumulative dividends on the Series C Preferred Stock accruing on a daily basis

(computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum equal to the Dividend Rate (as defined herein) per share of Series C Preferred Stock calculated as a percentage of $372.50, compounded quarterly, from and including December 9, 1998 until the redemption or conversion of the Series C Preferred Stock. Such dividends shall be paid in kind as herein provided, except as otherwise provided in this Section 1(a) or in Sections 5 and 7 hereof, and will be paid whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends on the Series C Preferred Stock shall be paid in additional shares of Series C Preferred Stock valued at $372.50 per share; provided that with respect to periods following a Change in Control Triggering Event, dividends shall be paid quarterly in cash. For purposes hereof, except as otherwise provided in Section 5(b) or 5(c), the "Dividend Rate" shall mean (i) 9% per annum from the date of initial issuance of the Series C Preferred Stock until the occurrence of a Change in Control Triggering Event or December 9, 2008, (ii) 11 1/2% following a Change in Control Triggering Event and prior to December 9, 2008, and (iii) 15% per annum from and after December 9, 2008, regardless of whether a Change in Control Triggering Event has occurred. Notwithstanding the foregoing, if the Board of Directors determines in good faith for legal, tax or regulatory reasons or other good reason that it is inappropriate or inadvisable to pay one or more dividends in kind as described above, the Board of Directors of the Corporation, by a vote of 80% of the members of the Board of Directors (which 80% must include a majority of the directors elected by the holders of Series C Preferred Stock, if there are any such directors so elected), may determine to pay such dividend in cash, debt securities, convertible securities or other securities or property of the Corporation or any combination thereof so long as, in the reasonable opinion of the Board of Directors, such dividends, at the time of declaration, shall be substantially economically equivalent to the in kind dividend that would have been declared; provided; however, that if there are no directors elected or designated by the holders of Series C Preferred Stock, no such determination to pay dividends other than in kind shall be permitted without the affirmative consent of the holders of a majority of the Series C Preferred Stock then outstanding. In making such determination, the Board may rely upon the advice or report of independent legal and financial advisors or other experts.

          (b) In case the Corporation or any Subsidiary of the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin off) on the Common Stock or Non-Voting Stock, other than any dividend or distribution of shares of Common Stock or Non-Voting Stock covered by paragraph (b)(i) of
Section 8 hereof and other than a redemption of rights to purchase Series A Junior Participating Preferred Stock for a redemption amount not greater than $.01 per right attached to each share of Common Stock, then, and in each such case (a "Triggering Distribution"), the holders of shares of Series C Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series C Preferred Stock held, in addition to the dividends payable under paragraph (a) of this Section 2, the same dividend or distribution received by a holder of the number of shares of Common Stock or Non-Voting Stock into which such share of Series C Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Series C Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock or Non-Voting Stock and shall be in addition to any dividends payable under paragraph (a) of this Section 2.

     Section 3.     VOTING RIGHTS.

     In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

          (a) So long as the Series C Preferred Stock is outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series C Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation, except that with respect to the election of directors of the Corporation, holders of the Series C Preferred Stock shall have only those voting rights specified in paragraphs (c) and (d) hereof. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Series C Preferred Stock is convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited; provided, however, that if such vote relates to a Change in Control, the liquidation, dissolution or winding up of the Corporation or any other matter which, if approved would entitle the holder thereof to receive on an accelerated basis any additional shares of Series C Preferred Stock, then the number of votes such holder shall be entitled to cast shall be the number of votes equal to the number of votes which could be cast in such vote by a holder of shares of capital stock of the Corporation into which such share of Series C Preferred Stock (and any Series C Preferred Stock that would be so received on an accelerated basis) would be convertible (or, in the event of a Change in Control or liquidation, dissolution or winding up, the number of shares of Common Stock that would be used to determine the Liquidation Preference pursuant to clause (i)(A) of the definition thereof if such Change in Control or liquidation, dissolution or winding up were to occur).

          (b) So long as any shares of Series C Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the Requisite Holders (as defined below), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not: (i) authorize, create or issue any class or series, or any shares of any class or series, of stock having any preference or priority as to voting, dividends or upon redemption, liquidation, dissolution, or winding up over the Series C Preferred Stock ("Senior Stock"); (ii) authorize, create or issue any class or series, or any shares of any class or series, of stock ranking on a parity as to voting, dividends or upon redemption, liquidation, dissolution or winding up with the Series C Preferred

Stock ("Parity Stock"); (iii) reclassify any shares of stock of the Corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; (v) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (vi) increase or decrease the authorized number of shares of Series C Preferred Stock or issue shares of Series C Preferred Stock other than to holders of Series C Preferred Stock pursuant to its terms; or (vii) amend or waive any provision of the Corporation's Certification of Incorporation or bylaws in a manner adverse in any material respect to the holders of Series C Preferred Stock; provided, however, that nothing herein shall prohibit the Company from distributing rights pursuant to the terms of that certain Rights Agreement, dated as of September 10, 1998 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, as such Agreement is in effect on the Closing Date of the Securities Purchase Agreement or pursuant to a similar rights plan approved by the Board of Directors of the Corporation. For purposes hereof, the "Requisite Holders" shall mean the holders of a majority of the then-outstanding shares of Series C Preferred Stock.

          (c) So long as the initial purchasers of Series C Preferred Stock or their Affiliates own at least 25% of the shares of Series C Preferred Stock purchased by them under the Securities Purchase Agreement or shares of Common Stock issued upon conversion thereof, then the size of the Company's Board of Directors shall be set at eleven (11) and the Requisite Holders shall be entitled to elect four (4) directors. So long as the initial purchasers of the Series C Preferred Stock or their Affiliates own less than 25% of the shares but at least 10% of the shares of Series C Preferred Stock purchased by them under the Securities Purchase Agreement or the shares of Common Stock issuable upon conversion thereof, then the Requisite Holders shall be entitled to elect one
(1) director. At such time as the initial purchasers of the Series C Preferred Stock or their Affiliates own less than 10% of the shares of Series C Preferred Stock purchased by them under the Securities Purchase Agreement or the shares of Common Stock issuable upon conversion thereof, then the right of the Requisite Holders to elect directors under this Section 3(c) shall terminate, except as provided below. So long as it shall own any shares of Series C Preferred Stock or any shares of Common Stock issued upon conversion thereof, and the holders of Preferred Shares shall be entitled to elect at least four directors, Thomas H. Lee Equity Fund IV, L.P. ("Fund IV") shall have the right to appoint one (1) of the four directors. If Fund IV does not exercise such right, the Requisite Holders shall be entitled to elect all four directors. In the event that within 90 days of the Exchange Date (as defined in the certain Securities Purchase Agreement), the initial purchasers thereunder sell or transfer Series C Preferred Stock with an original aggregate Conversion Value equal to or greater than $25 million to an unaffiliated person or group, then such original purchasers and such unaffiliated person or group shall be treated as though they were the original purchasers under the Securities Purchase Agreement of that number of shares of Series C Preferred Stock owned by them immediately following such sale and, if consented to by the Requisite Holders at the time of such transfer, for so long as such person or group owns Series C Preferred Stock with an aggregate Conversion Value equal to or greater than $10 million then such person or group shall be entitled to designate one of the directors elected by the Series C Preferred Stock during any period the Series C Preferred Stock is entitled to elect four or more directors. In the event of a default under the Corporation's principal credit facility or any other instrument or instruments governing more than $20,000,000 of indebtedness of the Corporation or its Subsidiaries, which default, with the passage of time or the delivery of notice, or both, entitles the holders of such indebtedness to accelerate the maturity of such indebtedness and which default is not cured or waived within sixty (60) days (a "Material Default"), the Requisite Holders shall be entitled to elect up to a majority of the Corporation's Board of Directors for as long as such Material Default remains uncured or waived and for a period of six months thereafter; provided, however, that from and after the second Material Default the Requisite Holders shall be entitled to elect up to a majority of the Corporation's Board of Directors notwithstanding any cure or waiver. The Corporation shall provide the holders of Series C Preferred Stock with prompt notice of the Corporation becoming aware of any default which, after the passage of time or the delivery of notice or both, could become a Material Default. In the event of a Material Default, the Corporation shall take whatever actions are necessary in order to allow the Requisite Holders to elect, as promptly as practicable, a majority of the Board of Directors as contemplated hereby.

          (d) Notwithstanding anything to the contrary contained herein, in no event shall the Series C Preferred Stock permit a holder or holders thereof to vote as part of a single class with the shares of capital stock into which the Series C Preferred Stock is convertible to the extent that such voting right would cause such holder or holders, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act to which such holder belongs, to vote more than the Maximum Percentage of the shares entitled to vote on such matter. In addition, notwithstanding anything to the contrary set forth herein, in the event holders of Series C Preferred Stock convert such shares into Common Stock, and hold such Common Stock at a time when they also have a right to elect directors, voting as a separate class, then the number of directors which they may elect as a class shall be reduced to that number which, when added to the Cumulative Number of Directors (as herein defined) is less than half of the total number of Directors. The Cumulative Number of Directors shall mean that number of Directors, rounded up to the nearest whole number, equal to the number of directors subject to election by the holders of Common Stock (after giving effect to any increase required by the immediately preceding sentence) multiplied by a fraction, the numerator of which is the sum of all shares of Common Stock held by holders of Series C Preferred Stock as of the date of determination and, without duplication, the Reserved Shares and the denominator of which is the sum of all outstanding shares of Common Stock as of the date of determination and, without duplication, the Reserved Shares. "Reserved Shares" shall mean that number of shares of Common Stock reserved as of September 25, 1998 by the Corporation for issuance with respect to options to purchase shares of Common Stock from the Corporation, subject to appropriate adjustment for stock splits, stock dividends and other events giving rise to adjustment of shares subject to such options.

          (e) Except as provided in this Certificate of Designation of Series C Preferred Stock (including, without limitation, the right to vote with the Common Stock on all matters submitted to a vote of stockholders of the Corporation as set forth in paragraphs (a) and (b) of this Section 3, subject to the limitation contained in this paragraph (e)) or as required by law, the holders of shares of Series C Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

     Section 4.     CERTAIN RESTRICTIONS.

          (a) Whenever the Corporation shall have not redeemed the shares of Series C Preferred Stock within five (5) Business Days of the date such redemption is required by Section 5 (a "Redemption Default"), thereafter and until all redemption payments shall have been made or all necessary funds shall have been Set Apart for Payment, and at all times following a Change in Control Triggering Event, if and so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, nor shall it permit any of its Subsidiaries to: (A) declare or pay dividends, or make any other distributions, on any shares of Common Stock or Non-Voting Stock or other capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, other than dividends or distribution payable in Junior Stock; (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, other than dividends or distributions payable in Junior Stock, except dividends paid ratably on the Series C Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (C) redeem or purchase or otherwise acquire for consideration (other than Junior Stock) any shares of Junior Stock or Parity Stock (other than, with respect to Parity Stock, ratably with the Series C Preferred Stock); or (D) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, other than purchases ratably among all holders of the Series C Preferred Stock.

          (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.     REDEMPTION.

          (a) Except as provided in this Section 5(a), the Corporation shall have no right to redeem any shares of Series C Preferred Stock. If at any time after December 31, 2001, both (i) the average Trading Price per share of Common Stock equals or exceeds $64.00 (appropriately adjusted to reflect the occurrence of any event described in subparagraph (i) of paragraph (b) of Section 8) for the twenty Trading Days immediately preceding the date of determination and (ii) the Corporation's unsecured debt securities shall have ratings equal to or better than Baa3 from Moody's Investor Services and BBB- from Standard & Poor's Corporation, then during such time as the criteria set forth as clauses (i) and
(ii) shall continue to be met, the Corporation shall have the right, at its sole option and election, to redeem all, but not less than all, of the outstanding shares of Series C Preferred Stock by paying therefor in cash 103% of (x) $372.50 per share, plus (y) all Accrued Dividends thereon to the date of redemption. In addition, from and after December 9, 2008, the Corporation shall have the right, at its sole option and election, to redeem all, but not less than all, of the outstanding shares of Series C Preferred Stock by paying therefor in cash (x) $372.50 per share, plus
(y) all Accrued Dividends thereon to the date of redemption. Notwithstanding the foregoing requirement that any such redemption shall be for all, but not less than all, shares of Series C Preferred Stock, if any such redemption of less than all of the outstanding shares of Series C Preferred Stock would not result in the Redemption Price being treated as a dividend (as opposed to a capital transaction) by the holders of Series C Preferred Stock, then the Corporation shall have the right to make such a redemption of less than all of the outstanding shares of Series C Preferred Stock pro rata from each of the holders thereof. Notwithstanding the provisions of this Section 5(a), the Corporation shall have no right to redeem the shares of Preferred Stock pursuant to this Section 5(a) until the Corporation shall have reserved from its authorized and unissued Common Stock and Non-Voting Stock such number of shares of Common Stock and Non-Voting Stock as shall be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock into Common Stock or Non-Voting Stock, as the case may be.

          (b) In the event there occurs a Change in Control, the Corporation shall have the right to offer to purchase from each holder all, but not less than all, of the Series C Preferred Stock held by such holder for an amount equal to 101% of the Liquidation Preference by delivery of a notice of such offer (a "Change in Control Redemption Offer") within five days of the Change in Control. In the event the Corporation makes a Change in Control Redemption Offer, each holder of Series C Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase all, but not less than all, of the Series C Preferred Stock held by such holder for an amount equal to 101% of the Liquidation Preference. In the event there occurs a Change in Control and the Corporation does not make a Change in Control Redemption Offer in accordance with this paragraph (a "Change in Control Triggering Event"), then effective as of the date of such Change in Control:

               (i) Each holder of Series C Preferred Stock shall be entitled to receive a distribution of additional shares of Series C Preferred Stock such that the total number of shares of Series C Preferred Stock held by such holder as of the date of the Change in Control shall equal the Liquidation Preference divided by $372.50;

               (ii) Without the consent of the holders of a majority of the outstanding shares of the Series C Preferred Stock, the Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Corporation and its Subsidiaries will not issue any Disqualified Stock, and the Corporation will not permit any of its Subsidiaries to issue any shares of preferred stock, provided, however, that the Corporation and its Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or the Corporation's Subsidiaries may issue shares of preferred stock if the Consolidated Leverage Ratio of the Corporation, calculated on a pro forma basis after giving effect to the incurrence of the additional

Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued and the application of the proceeds therefrom, would have been less than 2 to 1. Notwithstanding this subparagraph (iv), the Corporation may incur the following Indebtedness (collectively, "Permitted Debt"):

          A. Indebtedness of the Corporation under the Credit Agreement and Guaranties thereof by the Corporations's Subsidiaries in an aggregate amount not to exceed $300 million at any time outstanding;

          B. Indebtedness of the Corporation and its Subsidiaries existing on December 9, 1998;

          C. Indebtedness of any Subsidiary of the Corporation represented by a guaranty of Indebtedness of the Corporation which constitutes Permitted Debt;

          D. Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace, any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under this subparagraph (iv);

          E. Intercompany Indebtedness of the Subsidiary of the Corporation owing to the Corporation; provided, however, that any sale or other transfer of any such Indebtedness to a person that is not the Corporation shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (E);

          F. The issuance by a Subsidiary of the Corporation of preferred stock to the Corporation; provided, however, that any subsequent transfer of such preferred stock to a person other than the Corporation shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (F).

          G. Hedging Obligations that are incurred in the ordinary course of business;

          H. Capital Lease Obligations and/or Purchase Money Indebtedness of the Corporation or a Subsidiary of the Corporation incurred in the ordinary course of business not to exceed $30.0 million at any time outstanding;

          I. The guarantee by the Corporation or any of its Subsidiaries of Indebtedness of the Corporation or a Subsidiary of the Corporation that was permitted to be incurred by another provision of this clause (I);

          J. Additional Indebtedness of the Corporation and its Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (J), not to exceed $10.0 million at any time outstanding.

          Notwithstanding anything in this subparagraph (iv) to the contrary, consummation of a Securitization shall not be deemed to be the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred stock by the Corporation or a Subsidiary of the Corporation. For purposes of determining compliance with this subparagraph (iv), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (A) through (J) above or is entitled to be incurred pursuant to the first paragraph of this subparagraph (iv), the Corporation shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this subparagraph (iv) and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

               (iii) Without the consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, (i) the Corporation shall not permit the Leverage Ratio at any time to exceed 6 to 1; and (ii) the Corporation shall not permit the amount of Unsecured Indebtedness of the Corporation and its subsidiaries to exceed $25,000,000 in the aggregate at any time outstanding.

     If the Corporation shall fail to comply with any one or more of the provisions of this paragraph 5(b) or, following a Change in Control Triggering Event, paragraph 2(a) or Section 4, then in any such event, (i) the Dividend Rate shall be increased by 2% per annum above the Dividend Rate which otherwise would be in effect and (ii) at any time following the 91st day after the maturity or payment in full of the Corporation's 10% Senior Notes due 2004 issued pursuant to the Indenture, the holders of a majority of the shares of Series C Preferred Stock shall be entitled to require the Corporation to redeem all outstanding shares of Series C Preferred Stock for an amount equal to 101% of the Liquidation Preference.

          (c) (i) Notice of any redemption of shares of Series C Preferred Stock pursuant to paragraph (a) of this Section 5 shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of shares of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. No redemption of shares of Series C Preferred Stock pursuant to paragraph (c) of this Section 5 shall take place unless such notice shall have been mailed in accordance with this subparagraph (c)(i). In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series C Preferred Stock to be redeemed, not more than sixty days nor less than thirty days prior to the date fixed for such redemption.

               (ii) Within 20 Business Days of an event giving a holder of shares of Series C Preferred Stock the right, pursuant to paragraph (b) of this
Section 5, to require the Corporation to redeem any of such shares, the Corporation shall give notice by mail to each holder of Series C Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth each holder's right to require the Corporation to redeem any or all shares of Series C Preferred Stock held by it which are eligible for redemption pursuant to the terms of paragraph
(b) the redemption date (which date shall be thirty (30) Business Days following the date of such mailed notice), and the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a record holder of shares of Series C Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series C Preferred Stock pursuant to paragraph (b) of this Section 5, such holder shall deliver within twenty Business Days of the mailing to it of the Corporation's notice described in this subparagraph (ii), a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to paragraph (b) of this
Section 5. The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption, which will be no later than thirty Business Days following receipt by the Corporation of a holder's election to redeem the shares of Series C Preferred Stock. Failure of the Corporation to give any notice required by this subparagraph (ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series C Preferred Stock to cause the Corporation to redeem any such shares held by them and, in the event of any such failure or immediately after there has arisen a right on the part of the holders of Series C Preferred Stock to compel redemption under Section 5(b) following a Change in Control Triggering Event, the holders of a majority of the shares of Series C Preferred Stock outstanding shall be entitled to exercise their right to cause the Corporation to redeem all such shares held by delivery of written notice to such effect by such holders to the Corporation and such shares shall be redeemed upon receipt of such notice by the Corporation. Notwithstanding the foregoing, the Board of Directors of the Corporation may modify any offer pursuant to this Section 5(c)(ii) to the extent necessary to comply with the Exchange Act and the rules and regulations thereunder.

               (iii) The Corporation shall publish the fact that it is redeeming, or offering to redeem, shares of Series C Preferred Stock through a nationally prominent newswire service on the date of mailing any notice of redemption or right of redemption. At any time after a notice of redemption shall have been mailed and before such date of redemption the Corporation may deposit for the benefit of the holders of the Series C Preferred Stock called for redemption the funds necessary for such redemption with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $1,000,000,000. Any interest allowed on moneys so deposited shall be paid to the Corporation. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the Corporation shall default in making payment of the appropriate redemption amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares of Series C Preferred Stock to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except for the rights to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date immediately preceding the date fixed for such redemption, the right to convert such shares pursuant to Section 8 hereof. Such deposit in trust shall be irrevocable except that any funds deposited by the Corporation which shall not be required for the redemption for which they were deposited because of the exercise of conversion rights shall be returned to the Corporation forthwith, and any funds deposited by the Corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the Corporation upon its request, and upon such repayment the holders of the shares of Series C Preferred Stock so called for redemption shall look only to the Corporation for payment of the appropriate amount. Any such unclaimed amounts paid over to the Corporation shall, for a period of six years from the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares of Series C Preferred Stock, but no such holder shall be entitled to interest thereon. At the expiration of such six-year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the Corporation free of any claim of such holders. If the Corporation shall have not redeemed the shares of Series C Preferred Stock within five Business Days of the date such redemption is required by this Section 5, all redemption payments that are past due shall accrue interest at an annual rate of fifteen percent (15%), compounded quarterly.

     Section 6.     REACQUIRED SHARES.

     Any shares of Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on authorizing, or creating or issuing any class or series, or any shares of any class or series, set forth in paragraph (b) of
Section 3.

     Section 7.     LIQUIDATION, DISSOLUTION OR WINDING UP.

     If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless prior thereto, the holders of shares of Series C Preferred Stock shall have received in cash the Liquidation Preference, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation. For the purposes of this Section 7, the voluntary sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations shall not be deemed to be a liquidation, winding-up or dissolution of the Corporation.

     Section 8.     CONVERSION.

     Each share of Series C Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock or, if applicable, Non-Voting Stock at any time, whether or not the Corporation has given notice of redemption
under Section 5, on the terms and conditions set forth in this Section 8.   In
addition, if at any time after December 9, 2005, the Trading Price per share of Common Stock equals or exceeds $64.00 (appropriately adjusted to reflect the occurrence of any event described in subparagraph (ii) of paragraph (b) of
Section 8) for at least twenty (20) consecutive Trading Days, then all shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock (and rights to acquire shares of Series A Junior Participating Preferred Stock on a basis no less favorable than that which applies to any other shares of Common Stock) or, if applicable, Non-Voting Stock on the terms and conditions as set forth in this Section 8.

          (a) Subject to paragraph (h) below and to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate by the number of shares of Series C Preferred Stock being converted. The Applicable Conversion Rate shall be the quotient obtained by dividing the Conversion Value on the date of conversion by the applicable Conversion Price.

          (b) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time after the original issuance of the Series C Preferred Stock declare a dividend, or make a distribution, on the outstanding shares of Common Stock in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall issue shares of Common Stock (or options, rights or warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or of such options, rights, warrants or other convertible securities), other than (x) in a transaction to which paragraph (b) of Section 2 or subparagraph (i) of this paragraph (b) is applicable, (y) pursuant to any employee benefit plan or program of the Corporation approved by the Requisite Holders, or (z) pursuant to the exercise of the options, warrants or other convertible securities set forth on Schedule 3.02 to the Securities Purchase Agreement (the issuances under clauses (x), (y) and (z) being referred to as "Excluded Issuances"), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be lowered so as to be equal to an amount determined by dividing the aggregate consideration received by the Corporation in connection with such issuance by the total number of shares of Common Stock so issued (or into which the options, rights, warrants or other convertible securities may convert). For purposes of this subparagraph, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of options, rights, warrants or other convertible securities shall be deemed to be equal to the sum of the gross offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such options, rights, warrants or other convertible securities into shares of Common Stock, less any original issue discount, premiums and other similar incentives which have the effect of reducing the effective price per share. Such adjustment shall become effective immediately after the date of such issuance for purposes of this clause (ii).

               (iii)     In addition to the foregoing adjustments in subsections
(i) and (ii) above, the Corporation will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

               (iv) In any case in which this Section 8 shall require that an adjustment (including by reason of the last sentence of subsection (i) above) be made immediately following a record date, the Corporation may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Corporation shall, with respect to any share of Series C Preferred Stock converted after such record date and on and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 8(f) hereof or issuing to the holder of such shares of Series C Preferred Stock the number of shares of Common Stock and other capital stock of the Corporation (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Corporation issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to Section 8(f) hereof and issue to such holder the additional shares of Common Stock and other capital stock of the Corporation issuable on such conversion.

               (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% of the Conversion Price; provided, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (c) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (b) (i) of this Section 8), or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series C Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 8 with respect to rights and interests thereafter of the holders of shares of Series C Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series C Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person (as defined in Section 10) thereof shall assume, by written instrument mailed to each record holder of shares of Series C Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash and such securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this paragraph (c) shall limit the rights of holders of the Series C Preferred Stock to convert the Series C Preferred Stock in connection with the Transaction or to exercise their rights to require the redemption of the Series C Preferred Stock under Section 5(b).

          (d) The holder of any shares of Series C Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8. The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series C Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series C Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any declared but unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (e) Shares of Series C Preferred Stock may be converted at any time and, if subject to mandatory redemption, up to the close of business on the last Business Day immediately preceding the date fixed for such mandatory redemption of such shares.

          (f) In connection with the conversion of any shares of Series C Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series C Preferred Stock are deemed to have been converted.

          (g) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series C Preferred Stock at the addresses of each as shown on the books of the Corporation of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (c) applies the Corporation shall give at lest 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock and of the Series C Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Series C Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

     (h) Notwithstanding any other provision contained in this Section (8) to the contrary, no shares of Series C Preferred Stock may be converted by a holder thereof into Common Stock unless, after giving effect to such conversion, such holder, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act to which such holder belongs, shall not beneficially own (determined pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, except that such holder and any such group shall be deemed to beneficially own all shares that such holder or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) a number of shares of Common Stock which represents greater than the Maximum Percentage of the voting power represented by the shares of the Corporation entitled to vote with the Common Stock at all meetings of the stockholders of the

Corporation. In the event any shares of Series C Preferred Stock are at any time unable to be converted into shares of Common Stock pursuant to the restriction contained in this paragraph (h), then such shares of Series C Preferred Stock shall be convertible instead into that number of shares of Non-Voting Stock (as defined herein) as shall equal the number of shares of Common Stock that such Series C Preferred Stock would have been convertible if not for the restrictions contained in this paragraph (h).

     Section 9.     REPORTS AS TO ADJUSTMENTS.

     Whenever the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible (or the number of votes to which each share of Series C Preferred Stock is entitled) is adjusted as provided in
Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series C Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series C Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     Section 10.    DEFINITIONS.

     For the purposes of the Certificate of Designation of Series C Perpetual Convertible Preferred Stock which embodies this resolution:

     "Accrued Dividends" to a particular date (the "Applicable Date") means (i) all dividends accrued but not paid on the Series C Preferred Stock pursuant to paragraph (a) of Section 2, whether or not declared, accrued to the Applicable Date, plus (ii) all dividends or distributions payable pursuant to paragraph (b) of Section 2 for which the Triggering Distribution was declared, ordered, paid or made on or prior to the Applicable Date.

     "Acquired Debt" means, with respect to any specified person, (i) Indebtedness of any other person existing at the time such other person is merged with or into or became a Subsidiary of such specified person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person, and (ii) Indebtedness secured by a lien encumbering any asset acquired by such specified person.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

     "Approval Date" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

     "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     "Change in Control" shall mean any of the following:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries, or any employee benefit plan or related trust of the Corporation or any of its Subsidiaries or any Excluded Person or Excluded Group (an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

          (b) during any period of 12 consecutive months after December 9, 1998, the individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the Requisite Holders of their right to elect directors) and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors of the Corporation, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the continued voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

          (c) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger or consolidation; or

          (d) the Corporation ceases to own, directly or indirectly, one hundred percent (100%) of the capital stock of Direct Merchants Credit Card Bank, National Association; or

          (e) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

          (f) the occurrence of a "Change of Control" as defined in that certain indenture (the "Indenture"), dated as of November 7, 1997, among Metris Companies Inc., as issuer, the guarantors named therein and The First National Bank of Chicago, as Trustee, but only if the Corporation is obligated to make an Offer to Purchase outstanding 10% Notes governed thereby, so long as such Indenture remains in effect; or

          (g) the occurrence of a "Change of Control," as defined in the Fingerhut Agreements (as defined in the Securities Purchase Agreement), which has not been waived, so long as such Fingerhut Agreements remain in effect;

provided that the occurrence of any event identified in subparagraphs (a) through (g) above that would otherwise be treated as a Change in Control shall not constitute a Change in Control hereunder if (i) the Board of Directors of the Corporation, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock, by written consent, shall so determine.

     Notwithstanding the foregoing, no Change in Control shall be deemed to occur under paragraph (a) or (b) as a result of a sale by a holder of Series C Preferred Stock to an acquiring person that causes the Acquiring Person to own more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or permits the Acquiring Person to elect a majority of the Board of Directors which is not approved by the Incumbent Board.

     "Closing Price" per share of Common Stock on any date shall be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the Nasdaq National Market or in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or American Stock Exchange, as the case may be, or, if the Common Stock is listed or admitted to trading on the New York Stock Exchange or American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the Closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors and reasonably acceptable to the Requisite Holders.

     "Consolidated Indebtedness" means, with respect to any person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other person, to the extent that such Indebtedness has been Guaranteed by the referent person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such person and all preferred stock of Subsidiaries of such person (other than, in the case of the Corporation, preferred stock of a Subsidiary of the Corporation held by the Corporation or a Guarantor), in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" means, with respect to any person, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such person as of such date excluding, however, all Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such person as of such date.

     "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Corporation and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied, which consolidated stockholders' equity shall include the Series C Preferred Stock.

     "Consolidated Tangible Net Worth" shall mean, as at any date of determination, Consolidated Net Worth less (to the extent reflected in determining Consolidated Net Worth) the sum of (without duplication) (a) all write-ups subsequent to March 31, 1998 in the book value of any asset by the Corporation or any of its Subsidiaries, (b) all investments in persons that are not consolidated Subsidiaries and (c) all unamortized debt discount and expense (other than unamortized fees), unamortized deferred charges (except to the extent offset by deferred income), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

     "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 30, 1998, among Metris Companies Inc., the Lenders named therein and certain agents and co-agents named therein, including the Chase Manhattan Bank, as Administrative Agent, together with the related documents thereto (including, without limitation, any Guaranty Agreements and security documents), in each case as such Agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, in whole or in part, all or any portion of the Indebtedness under such Agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether in the form of a Revolving Credit Facility or a Term Loan Facility or any combination thereof.

     "Conversion Price" shall initially be $37.25 per share, as adjusted from time to time in accordance with Section 8.

     "Conversion Value" per share of Series C Preferred Stock shall be an amount equal to $372.50 plus all Accrued Dividends thereon to the date of conversion or redemption as the case may be, and the Premium Amount.

     "Cumulative Securitization Gains" shall mean cumulative gains on securitization transactions to the extent such gains exceed cumulative related fees, to the extent the foregoing are first reflected on a consolidated balance sheet of the Corporation and its Subsidiaries on or after March 31, 1998, as determined on a consolidated basis in conformity with GAAP consistently applied to the extent applicable.

     "Current Market Price" per share of Common Stock on any date shall be the average of the Closing Prices of a share of Common Stock for the five consecutive Trading Days commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Closing Price, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Corporation, shall be used.

     "Designated Debt" shall mean, as at any date, all obligations of the Corporation and its consolidated Subsidiaries which are (or as of such date, should be) accounted for as indebtedness on a consolidated balance sheet of the Corporation in conformity with GAAP consistently applied whether such obligations are classified as long-term or short-term under GAAP consistently applied.

     "Disqualified Stock" means any Capital Stock that, either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2006 or (B) is designated by the Corporation (in a Board Resolution of the Corporation delivered to the Trustee) as Disqualified Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting securities of the Corporation "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons represents a majority of the voting securities "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

     "Excluded Person" means each of Thomas H. Lee Equity Fund IV, L.P. and any affiliate (as defined in the Exchange Act) of any of the foregoing.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on December 9, 1998 and consistently applied.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate or currency collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates, currencies and commodities in the ordinary course of business.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien (except liens on receivables and other assets (including spread accounts relating to a Securitization) incurred in connection with a Securitization) on any asset of such person (whether or not such indebtedness is assumed by such person and the value thereof being the lesser of the amount of such indebtedness so secured and the fair market value of such asset that has a lien placed upon it) and, to the extent not otherwise included, the Guarantee by such person of any indebtedness of any other person. Notwithstanding the foregoing, the term "Indebtedness" shall not include (i) obligations pursuant to representations, warranties, covenants and indemnities or payments to owners of beneficial interests in receivables, in each case in connection with a Securitization, (ii) deposit liabilities of any Subsidiary of the Corporation, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto or
(iii) guarantees related to the fulfillment of the Corporation's obligations to bank card associations in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Junior Stock" means any stock of the Corporation ranking junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise.

     "Leverage Ratio" shall mean, at any time, the ratio of (a) Designated Debt of the Corporation at such time to (b) Consolidated Tangible Net Worth (excluding Cumulative Securitization Gains) at such time.

     "Liquidation Preference" shall mean an amount per share of Series C Preferred Stock equal to the greater of (i)(A) in the event of any liquidation or winding up of the Corporation, the amount the holders of the Series C Preferred Stock would have received had they converted into Common Stock immediately prior to such liquidation or winding up and, if such liquidation or winding up occurs prior to December 9, 2005, the amount such holders would have received had they received the additional dividends that would have been paid from the date of liquidation or winding up through December 9, 2005, and such additional shares were also converted into Common Stock immediately prior to such liquidation or winding up and (B) in the event of determination in connection with a Change in Control or other redemption of shares of Series C Preferred Stock, the value of the Series C Preferred Stock on an as converted basis, valued with respect to each share of Common Stock or Non-Voting Stock into which the Series C Preferred Stock is convertible at the Current Market Price or, in connection with a Change in Control, if greater, at the amount paid per share of Common Stock by the Acquiring Person in the Change in Control and, if such Change in Control or other redemption occurs prior to December 9, 2005, the value of the Common Stock as so determined that such holders would have received had they received the additional dividends that would have been paid from the date of such Change in Control or other redemption through December 9, 2005 and converted them into shares of Common Stock pursuant to Section 8 in connection with such Change in Control or other redemption, and (ii) the Conversion Value.

     "Maximum Percentage" shall mean (a) for a period ending on the later to occur of (i) December 31, 2000 or (ii) the date upon which all of the 10% Notes remain outstanding under the Indenture, 34.9% and (b) thereafter, 100%.

     "Non-Voting Stock" shall mean, if there shall be no shares of Non-Voting Common Stock outstanding, shares of Series D Junior Participating Preferred Stock of the Company authorized by the Board of Directors on the date of authorization of the Series C Preferred Stock, and, if there shall be authorized a class of Non-Voting Common Stock of the Company, such class of Non-Voting Common Stock. The Non-Voting Common Stock shall be automatically convertible into shares of Common Stock to the extent that, after such conversion, the holder thereof, together with any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act to which such holder belongs, shall not beneficially own (determined pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, except that such holder and any such group shall be deemed to beneficially own all shares that such holder or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) shares of Common Stock representing the Maximum Percentage of shares of capital stock of the Corporation entitled to vote at all meetings of the stockholders of the Corporation. Each share of the Non-Voting Stock shall be economically equivalent to the Common Stock and shall be entitled to share equally in dividends and distributions paid on the Common Stock, except that dividends or distributions of voting securities on the Common Stock shall entitle the holders of Non-Voting Stock to receive equivalent non-voting securities.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Corporation or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund other Indebtedness or Disqualified Stock of the Corporation or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) or liquidation value of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or liquidation value, plus accrued interest or dividends on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, redeemed or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as the case may be, later than the final maturity date or redemption date, as the case may be, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, redeemed or refunded; and
(iii) such Indebtedness or Disqualified Stock is incurred or issued, as the case may be, either by the Corporation or by the Subsidiary who is the obligor or issuer, as the case may be, on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, redeemed or refunded.

     "Person" shall mean an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

     "Premium Amount" per share of Series C Preferred Stock, as of the date of conversion or redemption of the Series C Preferred Stock or the date of any payments on the Series C Preferred Stock under Section 7 hereof or as of any other date on which it is necessary to determine the number of shares of Common Stock into which a share of Series C Preferred Stock is then convertible, shall mean an amount calculated to provide the holder of a share of Series C Preferred Stock, as of such date, with a gross amount of accretion calculated at the rate of 9% on $372.50 per share of Series C Preferred Stock, compounded quarterly, from the date of conversion or redemption of the Series C Preferred Stock or the date of any payments on the Series C Preferred Stock under Section 7 hereof or the date of any other determination, as the case may be, to and including December 9, 2005. In the event that any Series C Preferred Stock is converted voluntarily by the holder on or before December 31, 2003 pursuant to Section 8 and not (i) in connection with the Corporation's election or obligation to redeem the shares of Series C Preferred Stock under Section 5 (a) or 5(b) or
(ii) in connection with a Change in Control or (iii) in connection with the occurrence of any of the events described in Section 7, then the Premium Amount used in determining the Conversion Value shall be reduced by the percentage of the Premium Amount set forth opposite the relevant period listed below; provided that if such optional conversion occurs at any point within a year commencing January 1, 2000 and ending December 31, 2003, the Premium Amount will be further reduced so that upon application of the conversion formula set forth in
Section 8, the number of shares of Common Stock the holder shall be entitled to receive upon such conversion shall be that number of shares which, when added to the number of shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock paid or accrued during such year as dividends with respect to the shares to be converted (without giving effect to any Premium Amount with respect to a conversion of such dividend shares), would equal that number of shares of Common Stock which would have been issuable upon conversion of the shares being converted as of the first day of such year, subject only to anti-dilution adjustments occurring after the beginning of such year.


     CONVERSION DATE                         REDUCTION TO PREMIUM AMOUNT
     ---------------                         ---------------------------
Prior to December 31, 1999                            100.0%

January 1, 2000 through December 31, 2000              85.9%

January 1, 2001 through December 31, 2001              59.0%

January 1, 2002 through December 31, 2002              45.6%

January 1, 2003 through December 31, 2003              23.5%



                                         -25-

January 1, 2004 and thereafter                                   0.0%


     "Securities Purchase Agreement" shall mean that certain agreement dated as of November 13, 1998, by and among the Corporation and certain purchasers of the Series C Preferred Stock party thereto.

     "Securitization" means any transaction or series of transactions that have been or may be entered into by the Corporation or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Corporation or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to any person, or may grant a security interest in, any receivables or any interests in such receivables (whether such Receivables are then existing or arising in the future) and any assets related thereto including, without limitation, all security interests in any collateral relating thereto, the proceeds of such receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

     "Set Apart for Payment" shall mean the Corporation shall have deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $1,000,000,000 in trust for the exclusive benefit of the holders of shares of Series C Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series C Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (including the Nasdaq Stock Market), any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trading Price" per share of Common Stock on any date shall be the lowest sales price for the Common Stock reported on the Nasdaq Stock Market (or if the Common Stock is not then quoted thereon, then for the principal national securities exchange on which the Common Stock is listed or admitted to trading) or, if the Common Stock is not quoted on the Nasdaq Stock Market and is not listed or admitted to trading on any national securities exchange, in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company and reasonably acceptable to the Requisite Holders.

     "Unsecured Indebtedness" means general unsecured Indebtedness other than
(i) Indebtedness outstanding on the date immediately preceding the Change in Control giving rise to the Change in Control Triggering Event but excluding any Indebtedness incurred in connection with or in contemplation of such Change in Control, and any unsecured Permitted Refinancing Indebtedness which is on terms substantially equivalent to the Indebtedness being refinanced or replaced, the proceeds of which are used to refinance or replace such previously outstanding Indebtedness and (ii) Indebtedness represented by bank deposit accounts at Direct Merchants Credit Card Bank, National Association.

     "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     Section 11.   RANK.

     The Series C Preferred Stock shall rank, with respect to dividend rights and rights upon liquidation, winding up and dissolution, prior to all classes and series of the Corporation's preferred stock authorized or outstanding on the date of initial issuance of the Series C Preferred Stock and prior to all classes of Common Stock and Non-Voting Stock.

     Section 12.    ARTICLE IV, SECTION 5.

     The provisions of Article IV, Section 5 of the Certificate of Incorporation shall not apply to the Series C Preferred Stock.

                    [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series C Perpetual Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this ____ day of __________, 1998.

                                        METRIS COMPANIES INC.



                                        By:
                                            -----------------------------------
                                            President

ATTEST:



By:
   --------------------------------
     Secretary

                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                         OF

                                  METRIS COMPANIES INC.
                   (adopted in accordance with Sections 245 and 242
               of the General Corporation Law of the State of Delaware)



                                      ARTICLE I

                                         Name

                 The name of the Corporation is Metris Companies Inc.


                                      ARTICLE II

                        Registered Office and Registered Agent

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                     ARTICLE III

                                       Purpose

          The purpose of the Corporation is to engage in any business, and in any activity and to exercise any powers permitted to corporations under the General Corporation Law of the State of Delaware.


                                      ARTICLE IV

                                  Authorized Shares

          SECTION 1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 135,000,000 shares, consisting of 100,000,000 shares of Common Stock with par value $.01 per share ("Common Stock"),

10,000,000 shares of Non-Voting Common Stock with par value $.01 per share ("Non Voting Common Stock") and 25,000,000 shares of Preferred Stock with par value $.01 per share ("Preferred Stock").

          SECTION 2. Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock or the Non-Voting Common Stock, dividends may be paid on the Common Stock and the Non-Voting Common Stock at such times and in such amounts as the Board of Directors shall determine.

          SECTION 3. Relative Rights of Shareholders. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock or the Non-Voting Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock and the Non-Voting Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

          SECTION 4. Rights and Terms of Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Delaware General Corporation Law of an amendment or amendments to this Certificate of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following terms:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;.

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

          (j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Section 4 and (ii) no share of Common Stock shall have any voting rights with respect to an amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

          SECTION 5. Redemption Related to License or Franchise. Notwithstanding any other provision of these Restated Articles of Incorporation to the contrary, but subject to the provisions of an amendment or amendments adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the

Board of Directors such action should be taken, pursuant to any applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or such Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary (as defined herein), which license or franchise is conditional upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a) the redemption price of the shares to be redeemed pursuant to this
     Section 5 shall be equal to the Fair Market Value (as defined herein) of such shares;

          (b) the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

          (c) if less than all the shares held by Disqualified Holders (as defined herein) are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall henceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (f) such other terms and conditions as the Board shall determine.

 For purposes of this Section 5:

          (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

           (ii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

          (iii) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

          SECTION 6. Assessability. Upon receipt by the Corporation of the consideration for which the Board of Directors authorized the issuance of stock, the stock issued therefor shall be fully paid and nonassessable.

          SECTION 7. Subscription Rights. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such rights, if any, as the Board of Directors, in its sole discretion, may determine.

          SECTION 8.     Rights and Terms of Non-Voting Common Stock.

          (a) GENERAL. The powers, preferences and rights of the Common Stock and the Non-Voting Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Section 8.

          (b) VOTING. Except as otherwise required by law, no holder of the Non-Voting Common Stock (by virtue of ownership of such shares) shall be entitled to vote such shares of Non-Voting Common Stock on any matters to be voted on by the stockholders of the Corporation.

          (c) DIVIDENDS, SPLITS OR COMBINATIONS. (i) When and as dividends are declared, whether payable in cash, in property or securities of the Corporation, the holders of the Non-Voting Common Stock shall be entitled to share equally with the holders of the Common Stock on a share-for-share basis in such dividends, except as provided herein.

               (ii) Dividends may be declared and paid to the holders of the Common Stock and the holders of the Non-Voting Common Stock in cash, property, or other securities of the Corporation out of any funds or other assets of the Corporation legally available therefor.

               (iii) If and when dividends on the Common Stock and the Non-Voting Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders shall be entitled to share equally, on a per share basis, in such dividends, except that:

                     (A) dividends or other distributions payable in shares of stock of the Corporation shall be made to all holders of Common Stock and Non-Voting Common Stock and shall be made only (1) in shares of Non-Voting Common Stock to the record holders of Common Stock and to the record holders of Non-Voting Common Stock, (2) in shares of Common Stock to the record holders of Common Stock and in shares of Non-Voting Common Stock to record holders of Non-Voting Common Stock, or (3) in any other authorized class or series of capital stock to the record holders of both classes of Common Stock and Non-Voting Common Stock, regardless of the fair market value of such shares received in payment of such dividend or other distribution; PROVIDED, HOWEVER, that if such other authorized class or series of capital stock has voting rights, an additional class or series of capital stock shall be created which series shall be identical in all respects, except that it shall not have any voting rights (except as required by law), and dividends or other distributions of such authorized class or series shall be made only in such authorized class or series to holders of Common Stock and in the non-voting version of such authorized class or series to holders of Non-Voting Common Stock, and

                    (B) dividends or other distributions payable in convertible securities or securities giving the holder a right to acquire shares of Common Stock or Non-Voting Common Stock ("Options"), unless otherwise provided by the Board of Directors with respect to such Options, other than rights issued pursuant to shareholder rights plans of the type entitling holders of rights other than an "acquiring person" to purchase shares or other securities at a below-market price if certain events occur (which rights may be distributed as a dividend pursuant to such a plan upon shares of either class of Common Stock or Non-Voting Common Stock without a corresponding dividend distribution upon shares of the other), shall be made to all holders of Common Stock and Non-Voting Common Stock and may be made in securities convertible into Common Stock or Options to acquire Common Stock to the record holders of Common Stock and in securities convertible into Non-Voting Common Stock or Options to acquire Non-Voting Common Stock to the record holders of Non-Voting Common Stock.

               (iv) If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class have been split, subdivided or combined.

          (d)  CONVERSION.

               (i) Each share of Non-Voting Common Stock shall automatically convert into shares of Common Stock at the time such conversion is not prohibited by the restrictions contained in paragraph (d)(ii) below, on the terms and conditions set forth in this Section 8. Subject to the provisions for adjustment hereinafter set forth, each share of Non-Voting Common Stock shall be convertible into one share of Common Stock.

               (ii)  Notwithstanding any other provision contained in this
Section 8 to the contrary, no shares of Non-Voting Common Stock may be converted into Common Stock unless, after giving effect to such conversion, the holder thereof, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act to which such holder belongs, shall not beneficially own (determined pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, except that such holder and any such group shall be deemed to beneficially own all shares that such holder or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) a number of shares of Common Stock which represents greater than the Maximum Percentage of the voting power represented by the shares of stock of the Corporation entitled to vote with the Common Stock at all meetings of the stockholders of the Corporation.

               (iii) For purposes of this Article IV, Section 8 the following terms have the following meanings:

          "Indenture" means that certain Indenture dated as of November 7, 1997, among Metris Companies Inc., as Issuer, the Guarantors named therein and The First National Bank of Chicago, as Trustee.

          "Maximum Percentage" shall mean (a) during such time as any 10% notes remain outstanding under the Indenture, 34.9% and (b) thereafter, 100%.

          (e) BUSINESS COMBINATIONS; DISSOLUTION. In the event of merger, consolidation, combination or similar transaction of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of liquidation, dissolution or winding up of the Corporation, holders of Non-Voting Common Stock shall be entitled to receive in respect of each share of Non-Voting Common Stock the same kind, and at the same ratio, of shares, evidences of indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidence of indebtedness, securities, cash, rights, or any other property as holders of Common Stock shall be entitled to receive in respect of each share, except that in any merger, consolidation, combination or similar transaction, any common stock that holders of Non-Voting Common Stock shall be entitled to receive may have terms substantially similar to those of the Non-Voting Common Stock set forth in this Section 8.

                                      ARTICLE V

                        Term of Directors and Vacancy on Board

          SECTION 1. Term of Director. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Prior to the Threshold Time (as defined in Article VII), the term of each director of the Corporation shall expire at the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. The election of directors need not be by written ballot.

          SECTION 2. Vacancy. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws.

                                      ARTICLE VI

                                Provisions of By-Laws

          The Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders, to adopt, repeal, alter or amend the By-laws of the Corporation pursuant to a resolution adopted by the vote of a majority of the entire Board of Directors including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations or elections of directors to be held at any such meeting.

                                     ARTICLE VII

                        Provisions Relating to Threshold Time

          SECTION 1. Threshold Time. The provisions of Sections 2, 3, 4 and 5 of this Article VII shall become effective at such time, but only from and after such time (the "Threshold Time"), as the Permitted Stockholder and Permitted Transferees, taken together, shall no longer beneficially own in the aggregate 51% or more of the combined Voting Power (as defined herein) of the then outstanding shares of Voting Stock (as defined herein) and shall continue to be effective from and after the Threshold Time. The term "Permitted Stockholder" shall mean FCI or any subsidiary of FCI. The term "Permitted Transferee"shall mean each of the following:

          (a) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of the Permitted Stockholder;

          (b) any corporation or other entity 100% of the voting stock (or equivalent interests) of which is owned, directly or indirectly, by the Permitted Stockholder and/or any other person or entity referred to in clause (a); and

          (c) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of any person or entity referred to in clause (b).

          SECTION 2. Change in Control. (a) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation, and except as otherwise expressly provided in subsection (c) of this Section 2:

          (i) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as defined herein) of an Interested Stockholder (as defined herein); or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholders of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

          (iii) (1) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary of the Corporation having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (2) of paragraph (ii) of this subsection (a), or (2) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (ii) of this subsection (a) with (x) any Interested Stockholder or (y) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (iv) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary of the Corporation which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary of the Corporation; or

          (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (1) the affirmative vote of the holders of at least 80% of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock and (2) the affirmative vote of a majority of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock held by Disinterested Stockholders (as defined herein), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation or in any agreement with any national securities exchange or otherwise.

          (b) The term "Business Combination" as used in this Section 2 shall mean any transaction which is referred to in any one or more of paragraphs (i) through (vi) of subsection (a) of this Section 2.

          (c) The provisions of subsection (a) of this Section 2 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and the terms of any series of Preferred Stock or any other securities of the Corporation, if all the conditions specified in any of the following paragraphs (i), (ii),(iii) or (iv) are met:

          (i) (1) such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined herein) and (2) the Interested Stockholder involved in such Business Combination has (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder and (y) complied with all requirements imposed by such agreement or memorandum of understanding; or

          (ii) in the case of any Business Combination described in paragraph
     (i) of subsection (a) of this Section 2, (1) such Business Combination shall have been approved by a majority of the Disinterested Directors, (2) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by any Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (3) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (i), (ii), (iii), (iv), (v) or (vi) of subsection (a) of this
     Section 2 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

          (iii) in the case of any Business Combination described in paragraph
     (iii), (iv) or (vi) of subsection (a) of this Section 2, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

          (iv) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

               (1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of each then existing class of Common Stock in exchange for all their shares of each class of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of each class of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in
               order to acquire any shares of the particular class of Common Stock in question beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    (B) the Fair Market Value per share of the class of Common
               Stock in question on the Announcement Date (as defined herein) or on the Determination Date (as defined herein), whichever is higher; and

               (2) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (the requirements of this clause (iv) (2) must be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) (if applicable) the highest preferential amount per
               share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including any class of Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; the prices determined in accordance with clauses (1) and (2) of this paragraph (iv) shall be appropriately adjusted in the event of any stock dividend, stock split or subdivision or combination of shares or any similar event; and

                (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such business
          Combination:

                     (A) except as approved by a majority of the Disinterested
               Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                    (B) there shall have been (x) no reduction in the annual
               rate of dividends paid on any class of Common Stock (except as necessary to reflect any subdivision of such class of Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                    (C) such Interested Stockholder shall not have become the
               beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

               (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other arrangement provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 2, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of each class or series of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of subsection (c) of this Section 2 have been met with respect to any Business Combination and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more or whether such assets or consideration, as the case may be, represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 2.

          (e) Nothing contained in this Section 2 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          SECTION 3. Staggered Board. (a) The directors of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class whose term expires at the first annual meeting of stockholders to be held after the Threshold Time, another class whose term expires at the second annual meeting of stockholders to be held after the Threshold Time, and another class whose term expires at the third annual meeting of stockholders to be held after the Threshold Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Threshold Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          (b) Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, any director of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined Voting Power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this subsection (b), "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

          SECTION 4. Special Meetings. Subject to the terms of any series of Preferred Stock or any other securities of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

          SECTION 5. Amendments of Certificate. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation), the affirmative vote of (i) the holders of 80% or more of the combined Voting Power of the then outstanding shares of Voting Stock and (ii) a majority of the combined Voting Power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders, in each case voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this
Article VII or Article VIII insofar as the definitions set forth in Article VIII relate to this Article VII.

                                     ARTICLE VIII

                                 Certain Definitions

                  For purposes of this Certificate of Incorporation:

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Certificate of Incorporation are filed.

          "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

          A person shall be a "beneficial owner" of any Voting Stock or other security or interest:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock or such other security or interest.

          "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

          "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and who is recommended for election or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          "Disinterested Stockholder" shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

          "Equity Interest" shall mean (i) in the case of a corporation, capital stock, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total common equity of such corporation or (y) the total outstanding Voting Power in respect of the election of directors and (ii) in the case of a partnership or other person, partnership or other ownership interests, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total partnership or other ownership interests in such partnership or other person or (y) the total outstanding Voting Power in respect of any matter submitted to a vote of all partners or other owners.

          "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the consolidated transaction reporting system for the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

          "Interested Stockholder" shall mean any person who or which:

          (a) is the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 or other public distribution regardless of whether registered under such Act.

          Notwithstanding the foregoing, "Interested Stockholder" shall not include:

          (a) the Corporation or any Subsidiary of the Corporation;

          (b) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any person holding any class or series of Voting Stock for or pursuant to the terms of any such employee benefit plan;

          (c) the Permitted Stockholder or any Permitted Transferee; or

          (d) any transferee of the Permitted Stockholder or a Permitted Transferee that would not absent such transfer be an Interested Stockholder.

          For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such person is the beneficial owner as defined in this
Article VIII but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

          "Subsidiary" shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another person or by one or more other Subsidiaries of such other person or by such person and one or more other Subsidiaries of such other person; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Article VIII, the term "Subsidiary" shall mean only a person, a majority the total outstanding Voting Power of which is owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and one or more of its Subsidiaries.

          "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any person, shall mean the power under ordinary circumstances (and not merely as a result of the occurrence of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

          "Voting Stock" means capital stock of the Corporation of all classes and series entitled to vote generally in the election of directors of the Corporation.

                                      ARTICLE IX

                                      Amendments

          Subject to the provisions of this Certificate of Incorporation (including Section 5 of Article VII, Section 3 of Article X, and Section 2 of
Article XII) the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

                                      ARTICLE X

                        Director Liability and Indemnification

           SECTION 1. No Liability. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this Section 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

          SECTION 2. Indemnification. (a) The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liabilities and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article X shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as herein above provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of this Section 2 shall remove, abridge or adversely affect any right to indemnification or other benefits under this
Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal.

          (b) The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article X shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provisions of the Certificate of Incorporation, By-laws, agreement, or otherwise.

          (c) In any action or proceeding relating to the right to indemnification conferred in this Article X, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

          SECTION 3. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article X, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, provided that this Section 3 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

                                      ARTICLE XI

                              Compromise or Arrangement

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                     ARTICLE XII

                               Meetings of Stockholders

          SECTION 1. Meetings Required. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.

          SECTION 2. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article XII, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this Section 2 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

                                     PROXY
                             METRIS COMPANIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints RONALD N. ZEBECK and Z. JILL BARCLIFT as proxies each with the power to act alone and with power of substitution and revocation, and hereby authorizes them to vote all of the shares of Common Stock of Metris Companies Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 12, 1999, or any adjournment thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto:

1. PROPOSAL TO APPROVE THE TERMS AND ISSUANCE OF SERIES C PERPETUAL CONVERTIBLE PREFERRED STOCK IN EXCHANGE FOR OUTSTANDING SERIES B PERPETUAL PREFERRED STOCK, 12% SENIOR NOTES DUE 2006 AND WARRANTS TO PURCHASE 3,750,000 SHARES OF COMMON STOCK AT $30 PER SHARE:

                / /  FOR          / /  AGAINST          / /  ABSTAIN

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF NON-VOTING COMMON STOCK AND TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK FROM 10,000,000 TO 25,000,000:

                / /  FOR          / /  AGAINST          / /  ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN RESTRICTIONS ON BUSINESS ACTIVITIES:

                / /  FOR          / /  AGAINST          / /  ABSTAIN

                                     (OVER)

                          (CONTINUED FROM THE OTHER SIDE)

    IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by partner or other authorized person.
                                                ________________________________
                                                          (Signature)
                                                ________________________________
                                                  (Signature, if held jointly)
                                                Dated: __________________ , 1998

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.